Exhibit 10.4

Non-Binding English Translation

September 25, 2018

ADVA Optical Networking SE

(as borrower)

and

Bavarian State Bank and

Deutsche Bank AG branch Germany business

(as Mandated Lead Arrangers, Bookrunners and Joint coordinators)

the financial institutions named in the loan agreement

(as lenders)

and

Deutsche Bank Luxembourg S.A.

(as agent)

______________________________

SYNOPSIS LOAN AGREEMENT

______________________________

Reuterweg 20

60323 Frankfurt am Main | Germany

+49.69.6062.6000 (phone)

www.lw.com

CONTENTS

Item Page

ANNEX 3 EXISTING AND REPLACED FINANCIAL LIABILITIES………………………………………..88

ANNEX 11 EXISTING LOAN GRANTS AND

ASSUMPTION OF LIABILITY...................................................................................................109

ANNEX 12 SAMPLE TRANSFER AND ACCESSION AGREEMENT....................................................110

ANNEX 13 SAMPLE CREDIT COMMITMENT CONFIRMATION OF

This Syndicated LOAN AGREEMENT (the "Credit Agreement") was entered into between

(1)
ADVA Optical Networking SE with its registered office in Meiningen, entered in the commercial register of the district court of Jena under HRB 508155 as parent company, borrower Initial Guarantor (the "Company" or the "Borrower"),
(2)
the Bayerische Landesbank and Deutsche Bank AG branch Germany business as Bookrunners and joint coordinators and together with Norddeutsche Landesbank - Girozentrale - as Mandated Lead Arrangers and Commerzbank Aktiengesellschaft, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main and IKB Deutsche Industriebank AG as Lead Arrangers (together with the Mandated Lead Arrangers, the "Arrangers"),
(3)
the FINANCIAL INSTITUTIONS listed in Exhibit 1 (Initial Lenders) as initial Lenders (the "Initial Lenders") are listed, and
(4)
Deutsche Bank Luxembourg SA as Agent (as defined below).

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Credit Agreement, the terms defined below have the meanings assigned to them, unless the context otherwise indicates:

"Financial liabilities to be redeemed" means the financial liabilities specified in Part 2 of Schedule 3 (Financial liabilities to be redeemed) .

"Agent" means Deutsche Bank Luxembourg SA or a successor designated as Agent pursuant to Clause 27.13 (Change of Agent) .

"Initial Guarantors" means the Company and ADVA Optical Networking North America, Inc. and ADVA Optical Networking Ltd. after the Guarantee Agreement has been signed.

"Defaulting Lender" means any Lender who

(a)
defaults in providing the Loans pursuant to Clause 5.3 (Accessing and Providing the Loans) or notifies the Agent that it will not honor its obligation to provide such Loans unless it fails to do so
(i)
the default is due to an administrative or technical disruption for which the creditor concerned is not responsible and he fulfills his obligation within three (3) bank working days, or
(ii)
the lender concerned the existence of its obligation to denies the provision of credit in good faith,
(b)
contested or declared adherence to a Funding Document Not wanting to comply with regulations, or
(c)
is insolvent or overindebted according to the legal system applicable to him, or insolvency proceedings or comparable proceedings in a foreign legal system have been opened against his assets.

“Outstanding Sub-Line of Credit Amount” means, with respect to a Sub-Line of Credit and a Sub- Line of Credit, the sum (calculated by the Sub-Line of Credit) of the principal amounts of the following outstanding under the Sub-Line of Credit (but not under an Umbrella Facility). Amounts in EUR

(a)
the nominal amount of each overdraft facility and each short-term loan (less available balances held at the respective sub-credit bank accounts of the borrower),
(b)
the maximum amount (notional amount) of any guarantee, bond or bond letter of credit and
(c)
the total amount of the sub-credit bank drawdown (excluding interest and similar charges) under any other form of funding provided under this sub-credit line was granted,

in each case as reasonably determined by the relevant sub-credit bank in accordance with normal banking practice in its reasonable discretion.

"Application for payment" means an application essentially in the form of the sample in Annex 4 (application for payment sample), with which the payment of a loan is requested.

"Business Day" means, in relation to the determination of EURIBOR and payments in EUR, each TARGET day and otherwise (ii) each day on which credit institutions in Luxembourg and Munich are open for business required under this Credit Agreement.

"Affiliation Agreement" means any agreement for the affiliation of a Guarantor pursuant to Clause 26.2 (joining guarantors).

"Existing Financial Indebtedness" means the Financial Indebtedness specified in Part 1 of Schedule 3 (Existing Financial Indebtedness) .

"Existing Guarantee" means any Guarantee listed in Part 1 of Schedule 3 (Existing financial liabilities) is listed.

"Working Credit" means the loans originated under the Working Capital Line.

“Working Lender” means any Lender that has made a commitment to lend under the Working Capital Line of Credit or as provided in Section 2.2 (Upgrade Option). Section 2.3 (Termination and Increase of Loan Commitments), Section 25.1 (Transfer of Underwriters Interests) or Section 32.4 (Replacement of Lenders) and has not ceased to be a Working Capital Lender under this Loan Agreement.

"Working Line of Credit" means the line of credit made available pursuant to Section 2.1(b) (Loan Commitments) .

"Calculation Date" has the meaning given to that term in Clause 22.1 (Definitions) .

"Budget" means the Group's consolidated 3-year budget for the current year financial year and the continuation of this planning for the following financial years, based on the applicable accounting regulations, a detailed forecast for the Profit and Loss Account, Balance Sheet, Cash Flow Statement and Investment Planning and contain detailed information on the forecast and the investment planning on which the planning premises are based, with corresponding explanations.

"Compliance Certificate" has the meaning given to that term in Clause 21.3 (Compliance Certificates) .

"Loan" means any cash drawing made or to be made against a Line of Credit or the amount then outstanding under such cash drawing.

"Maturity Date" means the date five (5) years after the execution of this Credit Agreement.

"Permitted Acquisitions" means

(a)
the establishment of a legal entity limiting the liability of its shareholders Person according to European or respective national law ("corporation") or the acquisition of such a corporation as a shell company or
(b)
the acquisition of a company or shares in a company (including 50% or less of the share capital and voting rights in a company) or (if the acquisition is made by a limited liability company whose sole purpose is the completion of such acquisition) the acquisition one business or company, provided in each case that the consideration to be paid for the purchase (including costs and expenses)
(i)
together with the expenses (including costs and expenses) for other Permitted Acquisitions under this paragraph (b) and investments in joint ventures total no more than EUR 50,000,000 (or foreign currency equivalent) during the term of the Credit Agreement and thereof
(ii)
not more than EUR 20,000,000 (or the equivalent in other currencies) in the aggregate during the term of the loan agreement for the acquisition of shares of 50% or less of the share or common capital and voting rights and investments in joint ventures, together with the expenses (including costs and expenses).

"Permitted Financial Liabilities" means

(a)
Financial liabilities from the financing documents,
(b)
the Existing Financial Liabilities (including those related to Existing guarantees) as well as, up to the day of the first payment, the to be redeemed financial liabilities,
(c)
Financial Liabilities from Permitted Loans and Permitted assumption of liability,
(d)
Financial liabilities related to derivative transactions entered into in the ordinary course of business and not for speculative purposes,
(e)
Financial liabilities one after the date of the first payment by way of a Permitted acquisition acquired company if (x) existing at the time the company was acquired, (y) not as a result of the acquisition have been increased or extended and (z) within six (6) months of the execution of the be redeemed
(f)
Financial liabilities arising from leases and hire-purchase agreements relating to vehicles, premises, equipment or computers and from sale and leaseback transactions up to an aggregate total value of EUR 10,000,000 or the equivalent in other currencies at any time during the term of this loan agreement,
(g)
Financial liabilities of Non-Debtors up to an aggregate value of EUR 10,000,000 or the equivalent in other currencies at any time during the term of this Credit Agreement, and

(h)
other financial liabilities up to an aggregate total value of EUR 10,000,000 or the equivalent in other currencies at any time during the term of this loan agreement.

"Permitted Assumptions of Liability" means

(a)
Assumptions of liability under the financing documents (including any maximum amount guarantees issued) as well as those that exist at the time the contract is concluded and are listed in Annex 11 (Existing grants of credit and assumptions of liability),
(b)
Assumption of liability by a group company for an obligated party,
(c)
Assumption of liability by one non-obligor for another non-obligor obligated,
(d)
Assumptions of liability by an Obligor for a Non- Obligor up to an aggregated total value of EUR 10,000,000 or the equivalent in other currencies at any time during the term of the Credit Agreement (existing assumptions of liability for Non- Obligors at the conclusion of this Credit Agreement are excluded from the amount limit, already Permitted Assumptions of Liability under paragraph (a) of this Definition),
(e)
Assumptions of liability that constitute a Permitted Financial Liability,
(f)
Assumption of liability in the ordinary course of business for third parties, and
(g)
other assumptions of liability up to a total aggregate value of Permitted Loans pursuant to paragraph (g) of the definition "Permitted Loans" of EUR 5,000,000 or the equivalent in other currencies at any time during the term of the Loan Agreement.

“Permitted Credit Grants" means

(a)
the credit lines existing at the time of entering into this Agreement, which are set out in Appendix 11 (Existing Loans and Guarantees),
(b)
Loans from a group company to an obligor,
(c)
Loans between group companies that are both non-obligors,
(d)
Loans from an obligor to a non-obligor if the claims outstanding under such loans total an aggregate amount of EUR 20,000,000 or the equivalent in other currencies at any time during the term exceed this credit agreement (except for the amount restrictions are existing loans at the time this loan agreement is concluded Non-Obligated those already Permitted under paragraph (a) of this Definition constitute credit grants),
(e)
Loans constituting a Permitted Financial Liability,
(f)
Loans to third parties in the ordinary course of business (including Supplier credits, granting of payment terms, usual employee loans), and
(g)
other loan originations which, together with the Permitted Indemnities referred to in paragraph (g) of the definition "Permitted Indemnities", do not exceed the aggregate total value of EUR 5,000,000 or foreign currency equivalent at any time during the term of the Loan Agreement.

"Permitted Collateral" means

(a)
customary (also extended) retention of title, arising by operation of law Liens and other security rights or rights of reservation as well as offsetting or set-off agreements under German law and comparable rights under foreign law (each within the scope of the normal business operations of a group company)
(b)
all customary liens that arise under the general terms and conditions of the banks or savings banks with which a group company maintains bank connections in the ordinary course of business,
(c)
Collateral in connection with semi-retirement obligations pursuant to Section 8a Partial Retirement Act or with value credits in accordance with Section 7e of the Social Security Code IV in each case connection with the business operations of a group company,
(d)
Collateral over a after the date of the first disbursement by a Group company acquired assets if (i) these on already existed at the time the asset was acquired, (ii) the secured liabilities have not increased as a result of the acquisition and (iii) these are canceled within six (6) months of the completion of the acquisition,
(e)
Collateral on the leased assets of a group company due to Leases subject to paragraph (f) of the Definition “Allowed Financial liabilities" are allowed,
(f)
Collateral in connection with a Permitted Sale, in particular in Together with factoring or similar programs to the extent customary in the industry permitted under paragraph (f) of the "Permitted Disposals" definition,
(g)
Collateral provided as part of investment financing by a group company at the expense of the investment being financed, whereby the total amount of the financial liabilities secured in this way may not exceed the amount of EUR 10,000,000 or the equivalent in other currencies at any time during the term of this loan agreement,
(h)
a (no longer valid) land charge entered in the land register of Dreißigacker of the district court of Meiningen under sheet 777, serial no. 1 in favor of Bayerische Hypo- und Vereinsbank AG, which has already approved the deletion and a (no longer valid) land charge entered in the land register of Dreizigacker of the district court of Meiningen under sheet 777, running number 2 in favor of the IKB Deutsche Industriebank AG, which has also already approved the deletion and
(i)
other collateral if and as long as the value of such collateral or the financial liabilities secured in this respect does not exceed an aggregate amount of up to EUR 2,000,000 or the equivalent in other currencies at any time during the term of this loan agreement.

"Permitted Disposals" means

(a)
Sales in the ordinary course of business and on terms that stand up to a third-party comparison (with the exception of company shares and industrial property rights),
(b)
Sale of assets at market value in exchange for equivalent or similar assets,

(c)
Sale of assets that are no longer required for the business Market value and at conditions that stand up to a third-party comparison,
(d)
Disposals made as a result of a Permitted Collateral,
(e)
Sales within the group to an obligation or between Group companies, both of which are non-obligated,
(f)
Sales of accounts receivable (including factoring), provided that the buyer assumes the full risk of default (excluding any deductible)), up to an aggregate total value of EUR 20,000,000 or the equivalent in other currencies at any time during the term of this credit agreement,
(g)
Disposals of assets from an Obligor to a Non-Obligationer on arm's length terms and not exceeding an aggregate total selling price of (i) EUR 10,000,000 or the equivalent in other currencies per financial year of the Company, and (ii) not exceed EUR 25,000,000 or its equivalent in other currencies at any time during the term of this Credit Agreement, and
(h)
other disposals of Group assets aggregated up to a total purchase price of EUR 10,000,000 or the equivalent in other currencies in one financial year.

"Permitted Payments" means

(a)
arm's length payments for directors' salaries and Employees, remuneration for members of the supervisory board and advisory board,
(b)
Payments resulting from a share repurchase provided that the Group's cash balance at the quarter-end following the payment is not less than a minimum of EUR 20,000,000 (or the equivalent in other currencies) and provided that such repurchase is to take place at the initiative of the Board of Directors , there is no reason for termination, and
(c)
Dividends, distributions and other payments to shareholders of the Company where permitted by law and required by a resolution of the General Meeting and provided that if such payment is made by virtue of the Initiative of the Board of Directors should take place, the Board of Directors adopting a resolution on a only proposes such a payment to the general meeting if there is no reason for termination.

"EUR" means euros.

"EURIBOR" means

(a)
the interbank money market rate of the European Money Markets Institute (or any other organization which undertakes the administration of the EURIBOR), which is published on the Thomson Reuters page "EURIBOR01" (or an equivalent page which replaces it for the purpose of publishing this money market rate). ) for the relevant Interest Period (prior to any correction, recalculation or redisplay by the Administrator) on the 11.00 a.m. (Brussels) Interest Determination Deadline ("Screen Rate"),
(b)
(to the extent that on an Interest Fixing Date at the relevant time the interest rate referred to under (a) is not for the relevant Interest Period on the relevant Thomson Reuters page is displayed) the Interpolated Interest Rate,

(c)
(to the extent that there is no Interest Rate or no Interest Rate for the relevant Interest Period on the applicable Thomson Reuters page is displayed and the Interpolated Interest Rate cannot be determined), the Screen Rate for a one-month replacement interest period (and if the interest period of the relevant loan is longer, it shall be deemed to be reduced accordingly),
(d)
(to the extent that the Interest Period of the relevant Loan after application of the foregoing Paragraph (c) is either the applicable Replacement Interest Period or a shorter period and, in either case, no Screen Rate under Paragraph (a) is available and none Interpolated Interest Rate can be calculated) the latest applicable Screen Rate for a period equal to the Interest Period of the relevant loan originating on a date not more than 10 days prior to the relevant Quoting Date or if there is no such latest Screen Rate there, the interpolated Historical screen rate for a period equal to the interest period of the relevant loan or
(e)
(to the extent that paragraph (d) above is applicable and no Interpolated Historical Screen Rate is available) the Reference Interest Rate or, if no Reference Bank or only one Reference Bank reports (or reports late) a Reference Interest Rate and therefore no Reference Interest Rate is also available, then the EURIBOR applies to the relevant Loan as unavailable and Clause 12.2 (Alternative Method of Calculation) applies for the relevant Interest Period for the relevant Loan.

referred to as "FATCA" .

(a) Sections 1471 to 1474 of the IRC or any related regulation,

(b) any treaty, law, regulation enacted in any other jurisdiction or with an intergovernmental agreement between the United States and any other jurisdiction and which (respectively) implement any law or regulation referred to in paragraph (a) above allow or

(c) any agreement to implement in paragraph (a) or (b) above mentioned agreement, law or regulation with the United States Internal Revenue Service, the United States government, or any governmental agency or tax authority in any other jurisdiction.

"FATCA Deduction" means a FATCA required deduction or withholding from a payment pursuant to a Finance Document.

"FATCA Exempt Party" means a party entitled to receive payments without a FATCA Deduction.

"FATCA Effective Date" is

(a)
in relation to a "withholdable payment" within the meaning of Section 1473(1)(A)(i) of IRC (relating to interest payments and certain other payments from sources within the United States) on 1 July 2014,
(b)
in relation to a "withholdable payment" within the meaning of Section 1473(1)(A)(ii) of the IRC (referring to "gross proceeds" on the disposal of assets earning interest from sources within of the USA, refers) January 1, 2019 or
(c)
in relation to a " pass thru payment" within the meaning of Section 1471(d)(7) of IRC, which does not fall within the scope of paragraphs (a) above or (b) falls, January 1, 2019,

or such other date as may be determined subsequent to the date of this Loan Agreement as a result of a change in FATCA from which such payment may be subject to a deduction or withholding specified in FATCA.

"Funding Documents" means this Credit Agreement, the Guarantee Agreement, any Transfer Agreement, any Accession Agreement, any Maximum Amount Guarantee, any Disbursement Request, any Renewal Request, any Compliance Certificate, any Fee Agreement, any Sub-Credit Agreement, any Agreement to Modify the foregoing Agreements, and any documents issued by the Agent and the Company shall be referred to as the "Financing Document".

"Financial Parties" means the arrangers, the lenders, the sub-lenders, and the agent.

"Financial liabilities" means any liability

(a)
funds borrowed,
(b)
an acceptance, bill of exchange discount, guarantee or letter of credit,
(c)
a promissory note or a debenture or other securitized debt instrument,
(d)
Lease agreements and hire-purchase agreements to the extent that they are to be accounted for as finance leases under the applicable IFRS regulations (although those lease agreements and hire-purchase agreements which are accounted for as operating leases under the IFRS regulations before January 1, 2019, also after January 1 continue to be accounted for as operating leases in 2019),
(e)
receivables sold or discounted (including factoring unless the Buyer assumes full default risk),
(f)
Derivative transactions with financial institutions (where the amount of the respective to calculate the liability on the basis of the current market price (mark to market value) or to apply the actual settlement amount),
(g)
Recourse obligations based on a guarantee, bond, letter of credit or other guarantee issued by a credit institution for financial liabilities,
(h)
Advance payments or deferrals received, insofar as these take place outside of the ordinary course of business,
(i)
Transactions, provided they are conducted in accordance with the applicable accounting principles of the Borrower to be classified as a financial liability and
(j)
a guarantee or other assumption of liability regarding losses from a transaction mentioned in (a) to (i) (without double counting).

"Guarantors" means the Initial Guarantors and any other Group Companies after joining as Guarantor to the Guarantee Agreement or this Credit Agreement.

"Warranty Agreement" means the warranty agreement dated September 25, 2018 between Agent, Company, ADVA Optical Networking North America, Inc. and ADVA Optical Networking Ltd. and any other group company that joins this guarantee agreement as an additional guarantor in connection with this credit agreement.

"Fee Agreements" means the Fees Agreement dated September 25, 2018 between the Arrangers and the Company, the Agent Fees Agreement dated September 25, 2018 between the Agent and the Company. September and any other agreement between the Company and one or more financial parties regarding fees in connection with this Credit Agreement.

"Fiscal Year" means the fiscal year of the Company beginning on January 1st of each year and ending on December 31st of the same year.

“Group” means the society and their subsidiaries and “Group Companies” means the respective companies belonging to the group.

"Assumption of Liability" means any guarantee, suretyship, indemnity, hard letter of comfort (ie involving an obligation to furnish or indemnify a third party), assumption of debt, assumption of debt or other assumption of liability.

"Holding Company" means, in relation to a company, any company of which the first-named company is a subsidiary.

"Maximum Amount Guarantee" has the meaning given to that term in Clause 6.9(b) (Umbrella Schemes).

"Interpolated Historical Screen Rate" means, in relation to a Loan, the Interest Rate (rounded to the same number of decimal places as the two relevant Screen Rates) resulting from a linear interpolation between:

(a)
the last applicable Screen Rate for the longest period of time (for which this Screen rate is available) that is shorter than the interest period of the relevant loan and
(b)
the last applicable Screen Rate for the shortest period of time (for which this Screen installment is available) that is longer than the interest period of the relevant loan, in each case for euros and in each case on a day that is no more than 10 days before the quotation day.

"Interpolated Interest Rate" means in relation to that applicable to a Loan EURIBOR the value, which is the arithmetic mean between

(a)
that for the longest interest period shorter than that chosen for the loan interest period and
(b)
that for the shortest interest period longer than that chosen for the loan interest period,

applicable Interbank Money Market Rate as displayed from time to time on the Interest Determination Date on the Thomson Reuters page "EURIBOR01" (or any equivalent page which replaces it for the purpose of publishing such Money Market Rate) at 11.00 am (Brussels) on the Interest Determination Date.

"Joint Venture" means a company in which a group company holds 50% of the company shares or voting rights.

"Underlying Interest" has the meaning given to that term in Clause 25.1 (Transfer of Underlying Interests).

"Underwriting Ratio" means, at the Relevant Time, the proportion of a Lender's commitment to the total of all Lenders' commitments to that line of credit.

"Change of control" means a change in the group of shareholders, according to which a person or a group of persons acting in concert (acting in concert) directly or indirectly holds more than 30% of the shares or voting rights in the company.

"Lender" means the Initial Lenders in their capacity as Lenders and the additional persons who acceded to this Loan Agreement as Lenders pursuant to Section 2.2 (Upgrade Option), Section 2.3 (Termination and Increase of Loan Commitments) and Section 25.1 (Transfer of Underwriters Interests) are and have not ceased to be a Lender under this Credit Agreement.

"Line of Credit A" means the line of credit made available pursuant to Section 2.1(a) (Credit Commitments).

"Lines of Credit" means Line of Credit A and the Working Capital Line of Credit.

"Loan Commitment" means in respect of a Line of Credit

(a)
in relation to an Initial Lender, the amount specified for it in Schedule 1 (Initial Lenders) plus the amounts due to it pursuant to Clause 25.1 (Transfer of Syndicate Shares) or pursuant to Section 2.2 (option to increase), item 2.3 (termination and increase of loan commitments) or item 32.4 (replacement of lenders) amounts assumed by them and
(b)
with respect to any other Lender, those transferred to it pursuant to Clause 25.1 (Transfer of Underwriters' Interests) or pursuant to Clause 2.2 (Upgrade Option), Clause 2.3 (Termination and Increase of Loan Commitments) or Clause 32.4 (Replacement of Lenders) amounts assumed by him less amounts transferred by him to a third party, in each case less the amounts transferred by him to a third party in accordance with Section 25.1 (Transfer of Syndicated Shares) and the terminated part of the loan commitment.

“Reason for Termination” means a reason for termination as set out in Section 24.1 (Reason for Termination).

"Termination Conditions" means a circumstance which would lead to a reason for termination according to Section 24.1 (Reasons for Termination) at the end of a possible healing period.

"Local Lender" has the meaning given to that definition in Clause 6.9 (Umbrella Lines) .

"Local Borrower" has the meaning given to that definition in Clause 6.9 (Umbrella Lines) .

"Majority of Lenders" means Lenders

(a)
whose total loan commitments are at least 66 2/3% of all loan commitments Lender amount or
(b)
when the lending commitments of all lenders whose lending commitments immediately prior to the reduction totaled at least 66 2/3% of the lending commitments of all lenders have been reduced to zero.

"Non-Obligor" means any Group Company that is not an Obligor.

“Renewal Request” means a request substantially in the form of the template in Attachment 5 (Prolongation Request Template) notifying a new interest period for a Loan under Credit Line A.

"Quotation Date" means in relation to any period for which an Interest Rate is to be determined, the day two TARGET DAYS prior to the first day of such period, unless this is not in accordance with market practice in the European interbank market; in this case, the quoting day will be determined by the agent in accordance with market practice in the European interbank market (whereby, in the event that quotes are usually published on several days, the quoting day will be the last of those days).

"Legal Restrictions" means

(a)
the principle that remedies may be granted or refused at the discretion of a court and the limitation of enforcement actions by bankruptcy laws, the right of appeal or other laws affecting creditors' rights generally;
(b)
the statute of limitations on claims and defenses of set-off or counterclaim;
(c)
comparable legal principles, rights and remedies under the law of other applicable jurisdictions; and
(d)
any other matter set forth in the Legal Opinions accompanying the Finance Documents as limitations or caveats to legal matters of general application.

"Reference Banks" means any credit institution designated by the Agent in consultation with and approved by the Company under this Credit Agreement.

"Reference interest rate" means the arithmetic mean (rounded up to the fourth decimal place) of the asking rates pa quoted to the agent by at least two of the reference banks by 10 a.m. on the interest fixing date, at which the reference banks offered deposits in EUR on the interbank market in Frankfurt am Main ( if at or around 10:00 a.m. on that day, no quote is given, or only one of the reference banks quotes, then there is no reference interest rate for the relevant interest period).

"Reputable Accountant" means an accounting firm that is appropriately resourced in terms of experience, size, skill, and quality of work.

"Rollover Loan" means the refinancing of an drawn Working Capital Loan (i) on the last day of the Interest Period applicable to the Working Capital Loan, and (ii) with another loan of equal or lesser amount.

"Sanctions" has the meaning given to such definition in Clause 20.1(n) (Anti-Corruption, Sanctions, Anti-Money Laundering Provisions) .

"Sanctioned Person" has the meaning given to that definition in Clause 20.1(n) (Anti- Corruption, Sanctions, Anti-Money Laundering Provisions) .

"Sanctioned Countries" has the meaning given to such definition in Section 20.1(n) (Anti- Corruption, Sanctions, Anti-Money Laundering Provisions) .

"Collateral" means all liens, land charges, security transfers, assignments by way of security and other real securities as well as corresponding security rights under foreign law.

"Taxes" means any tax, levy, duty or other charge or withholding of a similar nature (including related ancillary tax benefits).

"First Payout Date" means the date on which any Line of Credit is first drawn.

"TARGET2" means the "Trans-European Automated Real-Time Gross Settlement Express Transfer System" payment system with a common platform, which became operational on November 19, 2007.

"TARGET day" means each day on which TARGET2 is available for payments in EUR.

"Subsidiaries" means any person who is (i) a majority-owned company within the meaning of Section 16 AktG, (ii) a dependent company within the meaning of Section 17 AktG, or (iii) a subsidiary of a company within the meaning of (i ) or (ii) this definition.

"Transfer Agreement" means any transfer agreement in the form of Exhibit 12 (Model Transfer and Accession Agreement) by which a Lender transfers all or part of an Underwriter Interest to another person.

"Umbrella Line" has the meaning given to that term in Clause 6.9(a) (Umbrella Lines) .

"Conversion amount" means the amount in EUR that results if an amount in a foreign currency is exchanged at the reference exchange rate for foreign exchange (purchase EUR, sale foreign currency) provided by the respective sub-credit bank ("exchange rate") is converted into EUR.

"Sales Tax" means:

(a)
any tax levied in accordance with Council Directive 2006/112/EC of 28 November 2006 on the common system of value added tax; and
(b)
any other tax of a similar nature, whether levied in any Member State of the European Union as a substitute for, or in addition to, any such tax under paragraph (a) above or elsewhere.

"Sub-Lender" means (in that capacity) a Lender or an Affiliate of a Lender.

“Sub-Line of Credit” means any bilateral line of credit provided by a Sub-Line of Credit under this Credit Agreement.

“Sub-Line of Credit Commitment” means, in relation to a Sub-Line of Credit Bank and Sub-Line of Credit, the amount in EUR that the Sub-Line of Credit has agreed to make available under the Sub-Line of Credit, to the extent that such amount has not been terminated or reduced pursuant to this Agreement or the Sub-Line of Credit Documents.

"Sub-Credit Agreement" means any agreement for the provision of a Sub-Credit Line.

"USD" means United States Dollars.

"Affiliate" means a subsidiary or a Holding company of any person and any other subsidiary thereof holding company

“Sub-Line of Credit Availability Date” means, in relation to a Sub-Line of Credit, the date on which the Sub-Line of Credit is first drawn. This day must be a bank working day during the availability period.

"Availability Period" means

(a)
in relation to Line of Credit A, the period referred to in Section 5.1 (b) (Availability)

and

(b)
with regard to the working capital credit line, the period specified in Section 5.1 (c) (Availability)

“Available Line of Credit” means, in relation to a Line of Credit, the aggregate of all Available Commitments of Credit from Lenders participating in that Line of Credit.

"Available Credit Commitment" means, in relation to a Line of Credit, a Lender's credit commitment (uncancelled or lapsed) less the aggregate amounts

(a)
its interests in loans disbursed and outstanding under this facility and
(b)
in the case of the working capital line of credit, the amount of its sub-line of credit commitment.

For purposes of calculating the Available Credit Commitment, the Available Credit Commitment (i) by the amount of all under the relevant Credit Facility before or on loan still to be paid out on the day of payment and a sub-credit line commitment in EUR With respect to each new Sub-Line of Credit outstanding by or on the requested Pay Date must be made available, reduced and (ii) by the amount of all under these Credit line to be repaid before or on the payment date as well as effective, terminated or expired sub-credit line around the appropriate commitment.

“Available Sub-Line Commitment” means the amount of a Sub-Line Commitment of a Sub- Line of Credit less the Outstanding Sub-Line Amount of such Sub-Line of Credit and the Notional Amounts of the Maximum Amount Guarantees supporting the Umbrella Lines collateral provided by branches or affiliated companies of this sub-credit bank.

For purposes of calculating the Available Sub-Line of Credit Commitment, the Available Sub- Line of Credit Commitment amount shall be reduced by (i) the notional amounts of the Maximum Amount Guarantees required to be provided by or on the Availability Date of the Sub-Line of Credit and (ii) the amount of any Sub-Line of Credit commitments made under such Sub-Line of Credit or maximum amount guarantees to be returned or expired on the availability date.

"Obligor" means the Borrower and any Guarantor.

"Leverage Ratio" has the meaning given to it in Clause 22.1 (Definitions) .

"Prepayment Penalty" means an indemnity to be determined by the relevant Lender in the event of early repayment during an ongoing Interest Period, equal to the difference between (a) the interest owed by the Borrower (pursuant to 9 (Interest rates)), but without the margin for the remaining term of the interest period and (b) the return that results for the respective lender from a hypothetical reinvestment of the repaid amount on the interbank market with the same term.

"Significant group company" means each group company based on the most recent consolidated financial statements made available under this loan agreement contributes at least 7.5% to the Group's EBITDA (calculated in accordance with Section 22 (Financial Measures) on a consolidated basis) or to the Group's total assets on a consolidated basis. Group companies that meet these requirements as of June 30, 2018 are those listed in Appendix 16 (Major Group Companies).

"Significant Adverse Impact" means an Event that has a Material Adverse Effect has effect on

(a)
the economic, asset, earnings or financial position of an Obligor or of the Group as a whole (although any future reason for termination under Paragraph (c) of Section 24.1 (Reasons for Termination) does not in itself constitute a case of this Paragraph (a)),
(b)
the ability of an obligor to meet its payment obligations under the to comply with financing documents, taking into account the total financial resources of the group, which this obligated party has in due time are available (including insurance payments), or
(c)
(subject to Legal Restrictions) the validity or enforceability of any Finance Document or the claims and rights of the Financial Parties (collectively) under any Finance Document (which is not cured within fifteen (15) banking days of Company becoming aware).

"Material Termination Cause" means a Termination Cause as set out in paragraph (a) (non-payment), (f) (cross-default), (g) (insolvency), (h) (insolvency proceedings, moratorium, liquidation and other proceedings) or (i) (enforcement measures) of para. 24.1 (Reasons for Termination).

"Competitor" means any person whose main business activity largely corresponds to that of the Group ("Relevant Person") or a person with a Relevant Person within the meaning of §§ 15ff. AktG affiliated company, each with the exception of:

(a)
lenders and
(b)
such companies affiliated with a relevant person that are managed independently of the relevant person or in respect of which appropriate measures and procedures are in place designed to prevent the exchange of operational information, and insofar as they are included in the list in Appendix 17 (competitor blacklist) , which the company may update once a year by naming other competitors who meet the above criteria.

"Interest Determination Date" means the time two (2) Banking Days prior to the start of each Interest Period on which the Agent shall determine the Interest Rate for the following Interest Period Clause 9.7 (interest fixing date) .

1.2 Interpretation

Unless this credit agreement expressly states otherwise or the context indicates otherwise, the following rules of interpretation shall apply.

(a)
Any reference to borrower, guarantor, arranger, lender, agent, sub-credit bank, etc. also includes their respective universal or individual successors in the rights and obligations under this Loan Agreement or any other financing document.
(b)
Any reference to a statutory requirement means, unless expressly provided otherwise, the statutory requirement, as amended from time to time, or successor statutory requirement, in effect after the execution of this Loan Agreement.

(c)
Any reference to a contract or a provision in a contract means, unless expressly stated otherwise, the contract or the contractual provision as amended from time to time, including all modifications (however far-reaching), amendments and supersedes Contracts or contractual provisions made after the date of signing this Credit Agreement.
(d)
Any reference to a person means an entity, an individual, or a partnership.
(e)
The Company will ensure that Obligors who are not parties to this Loan Agreement comply with their obligations under this Loan Agreement and will make the acknowledgments and representations required of them under this Loan Agreement on their behalf. The Obligors entering into this Credit Agreement make the acknowledgments and representations for themselves and are bound to comply with the applicable obligations hereunder.
(f)
A cash deposit means in respect of a guarantee or a liability the deposit of an amount in the currency of the guarantee (or the liability) to an interest-bearing one in the name of the debtor account if the following requirements are met:
(i)
the account is held with the creditor to whom cash deposit is paid,

(ii) until no more amounts are owed under the guarantee or the liability, the account may only be used to make payments required under the terms of this Agreement relating to the guarantee or the liability are due and

(iii)the obligor has provided the creditor or the creditor with a first-ranking security over the account in a form and content that is satisfactory to him.

(g)
An Outstanding Sub-Line Amount is deemed to be repaid or prepaid when:

(i)cash collateral is provided for the Outstanding Sub-Line Amount;

(ii )the sub-credit facility is reduced or terminated, or

(iii)
the sub-credit bank has reasonably satisfied itself that it no longer has any further obligations under the sub-credit line,

and the amount of redemption or early redemption under paragraphs (i) and (ii) above is equal to the amount of the Cash Margin or Reduction.

(h)
Paragraph (g) applies mutatis mutandis to the amounts outstanding under an Umbrella Line.
(i)
An amount borrowed also includes any amount drawn under a sub-line of credit.
(j)
Headings in this Credit Agreement are for convenience only and should not be considered in the interpretation.
(k)
A reason for termination exists as long as it has not been remedied or waived. A reason for termination exists as long as it has not been waived.
(l)
Third party means persons or companies that do not constitute a group company.

2. LOAN COMMITMENTS

2.1 Loan Commitments

The lenders undertake to pro-rata in proportion and up to the amount of their Credit commitments, the following credit lines in accordance with this credit agreement To make available:

(a)
the company a credit line A up to a total of EUR 65,000,000 and
(b)
the company a working capital credit line up to a total of EUR 10,000,000.

2.2 Increase Option

(a) The Company may make up to three (3) increases in the Working Capital Credit Facility totaling up to EUR 50,000 during the period of availability of the Working Capital Facility no later than twenty (20) banking days prior to the date on which the requested increase is to take effect (the "Increase Record Date") .000 by submitting a raise request to the agent.

(b) Each request for an increase is irrevocable and must contain the following information:

(i) the Increase Date, which must be six (6) months before the Final Maturity Date,

(ii) the amount of the desired increase in a minimum amount of EUR 10,000,000 in total (together with the increases made up to that point) but not more than EUR 50,000,000 and

(iii) a confirmation that no reason for termination has occurred or would occur as a result of the increase.

(c)
The company will initially offer the lenders the opportunity to participate in the increased working capital credit line in accordance with their respective consortium quotas under the credit lines. The Agent will promptly forward the increase request to the Lenders along with the amount of each Lender's potential share.
(d)
Each Lender shall notify the Agent within ten (10) business days of the Agent's receipt of the increase request whether or not it (i) wishes to participate in the Increased Working Capital Line of Credit and (ii) generally agrees (subject to its credit approval and other qualifications) , more than its share of the increased syndicate ratio under the lines of credit to take over the working capital credit line in the event that not all lenders want to participate in accordance with their syndicated quota. No lender is obligated to participate in an increase in the working capital line of credit.
(e)
The agent will promptly notify the Company to what extent the lenders wish to participate in the increased working capital facility.
(f)
If a lender has declared within the above period that it does not want to participate in the increase in the working capital line of credit, or not to the extent of its consortium quota under the credit lines, or if there is no corresponding response within the above period, the amount promised by no lender will be paid was offered to those lenders who have agreed to participate. If this amount is not paid in full by those lenders within a further five (5) banking days, the Company may offer other banks or financial institutions to participate in the increased working capital credit line in the amount of the remaining amount.

(g)
Each lender and each potential new lender pursuant to paragraph (f) will commit to the Agent its participation in the increased working capital line of credit in the form of an increase commitment pursuant to Schedule 8 (Increase Commitment) and therein, to the extent that it is not already a lender, accede to the Credit Agreement as a working capital lender .
(h)
An increase in loan commitments will become effective on the Increase Record Date, or if later, on the date on which the following conditions are met if the agent

(i)has countersigned an increase commitment corresponding to paragraph (g) and signed by the participating or acceding lenders and the company and

(ii) has successfully completed all necessary know-your-customer checks in relation to the joining lenders.

(i)
An increase in loan commitments effective under paragraph (h) will result in:

(i)the credit commitments in relation to the working capital credit line increase by the amount specified in the increase commitment,

(ii) each newly acceding lender is contractual in relation to the borrower and the other financial parties and vice versa as if it were of been early to lenders under this loan agreement, and

(iii) the credit commitments of the lenders who do not participate in the increase in the working capital credit line remain unchanged.

(j)
The agent will inform the company and the lenders of the amounts of the increased loan commitments due to them immediately after the increase has taken effect.

2.3 Termination and Increase of Loan Commitments

(a) If a Lender becomes a Defaulting Lender, the Company may terminate that Lender's Available Credit Commitment, if the Lender is then a Defaulting Lender, upon written notice to the Agent. The agent will immediately inform the lenders about this.

(b) After terminating a Defaulting Lender’s loan commitment, the Company may, by giving written notice to the Agent, request that the relevant line of credit up to the amount of the Defaulting Lender’s terminated loan commitments be replaced by a loan commitment from another lender to be named by the Company and acceptable to the Agent or other acceptable means bank or financial institution (the "Replacement Lender") willing to assume all of the obligations associated with accepting a loan commitment pursuant to a Lender's Finance Documents.

(c) The obligated parties hereby declare that the guarantee agreement existing at the time a substitute lender enters the contract includes the claims of the substitute lender from the increased loan commitment.

(d) The increase in loan commitments will take effect with

(i) Countersigned by the replacement lender essentially in the Form of the sample in Appendix 13 (sample of the loan commitment confirmation Substitute Lender) signed and Credit approval confirmation by the agent and

(ii) if the replacement lender is not a lender at the time of entry, the successful completion of all know-your-customer checks by the agent.

(e)By submitting the Loan Commitment Confirmation, the Substitute Lender confirms the Agent's authority to sign on its behalf all contract modifications and waivers made by the Lenders in accordance with this Loan Agreement prior to the effective date of its entry into this Loan Agreement.

2.4 Rights and Obligations of Financial Parties

(a) The financial parties are neither joint debtors nor joint creditors. Each financial party can assert its claims against the borrower independently of the other financial parties, unless otherwise stated in this loan agreement.

(b) If one of the financial parties violates their obligations under this loan agreement, the borrower can only assert rights against them. The obligations of the borrower towards the other financial parties remain unaffected by such a breach of duty.

3. USES

3.1 Credit Line A

Credit line A may only be used to refinance the financial liabilities to be redeemed.

3.2 Working Capital Line of Credit

The Working Capital Line of Credit may only be used to refinance Existing Financial Indebtedness and to cover general operational financing needs (including the financing of Permitted Acquisitions and to cover and (re) financing of transaction costs in connection with this credit agreement).

3.3 Inspection Authority

Lenders have the right, but not the obligation, to check that the loans are being used as intended.

4. PAYMENT REQUIREMENTS

4.1 General Withdrawal Requirements

(a) The lenders are only obliged to participate in the initial disbursement of a loan in accordance with Section 5.3 (request and provision of the loan) for the disbursement of a loan if the (Requirements for Payout) have been submitted to the Agent in a form and content reasonably satisfactory to the Agent. The Agent will promptly notify the Company and Lenders as soon as this is the case.

(b) Unless a majority of the Lenders instructs the Agent otherwise in writing prior to the Agent making the notice referred to in paragraph (a), the Lenders authorize (but have no obligation to)

the Agent to make such notice. The Agent shall not be liable for any damages, costs, expenses or otherwise as a result of the issuance of this notice.

(c) Notwithstanding paragraph (a), a loan will only be disbursed if in the case of a Rollover Loan,

(i)no termination has been given for cause of termination pursuant to Clause 24.2 (Lenders' Rights) and no Material Termination Reason exists; or

(ii) in the case of any other Loan, no event of termination exists or would occur as a result of the disbursement and all representations to be made pursuant to Clause 20.2 (Making and Repeating the Representations) (unless already otherwise qualified, in material respects) are correct.

4.2 Waiver

A Disbursement Condition shall also be deemed to have been met if Lenders have requested its fulfillment in accordance with Clause 32.2 (Amendments and Waivers) have renounced.

5. OBTAINING LOANS

5.1 Availability

(a) Credit line A and the working capital credit line can be used in the form of loans within the framework of the available credit commitments up to the amount of the respective available credit line.

(b) Credit line A can be drawn from the date of signing this credit agreement until December 31, 2018 at the latest. Parts of credit line A that are not used when the availability expires automatically expire.

(c) The Working Capital Line of Credit is available from the date of signing of this Credit Agreement until three (3) months prior to the Final Maturity Date.

5.2 Amounts and number of draws

(a) minimum amounts

(i) Loans under Credit Line A can only be drawn down in an amount or in partial amounts of at least EUR 10,000,000 (and an integer multiple of EUR 1,000,000) and only in EUR.

(ii) Loans under the working capital line of credit can only be drawn down in minimum amounts of EUR 1,000,000 and, if greater, higher integer multiples of EUR 500,000 and only in EUR.

(b)
Number of draws

(i) No more than three (3) loans under Line of Credit A may be outstanding at any one time.

(ii) No more than ten (10) loans may be outstanding under the Working Capital Line of Credit at any one time.

5.3 Access and Delivery of the Loans

(a) The provision of a loan is only possible after proof of fulfillment of the disbursement requirements according to Section 4 (disbursement requirements) .

The retrieval takes place through an irrevocable payment request addressed to the agent and in compliance with the requirements of Section 5.1 (availability) and 5.2 (amounts and number of drawings), by natural persons registered in the commercial register who are authorized to represent the company in an authorized number or in the form Annex 6 (sample power of attorney for claims) has been signed by an effectively authorized person and no later than the third (3) bank working day before the desired payment day, which must be a bank working day, by 11 a.m. (or one bank working day before the desired day of the first payment, the must be a bank working day, by 11:00 a.m.) must be received by the agent in the original, as a pdf file or by fax (on request with the original submitted later). A separate disbursement request must be used for each request for a loan.

(b) The agent will immediately inform each lender in writing or electronically upon receipt of a proper payment request and request the amount due to the respective lender after his loan commitment. Subject to Clause 4.1 (General payment requirements) and Clause 5.3 (Settlement) , each lender is obliged to make the requested amount available on the date on the account specified by the agent for this purpose.

6. SUB-CREDIT LINES

6.1 Provision of sub-credit lines

(a) Each Working Capital Lender (and each of its Affiliates pursuant to Section 6.6 (Affiliates as a Sub -Line of Credit )) may provide to the Borrower (and also other Group Companies pursuant to Section 6.7 (Affiliates as a Sub-Line Borrower)) in consultation with the Agent under its Provide available credit commitment for the working capital line of credit a sub- line of credit to draw on short-term fixed-rate loans, each with a term of up to 12 months, cash advances on current account or letters of credit (including letters of credit). No lender (and according to

(b) Clause 6.6 (Affiliated companies as sub -credit bank ( none of its Affiliates) is obliged to provide a sub-credit line. A sub-credit line may not be provided if the sub-credit line commitment of this sub-credit line together with all other sub-credit line commitments of all sub-credit banks amounts to EUR 10,000,000 would exceed.

(c) The provision of a sub-credit line by a sub-credit bank requires that the agent is no later than three (3) banking days before the availability date of the Sub-credit line A written request from the respective borrower for the provision of a sub-credit line in the form set out in Annex 7 (sample sub-credit request) has received.

(d) (e) The Agent will notify the Company, the Sub-Line of Credit and the other Working Capital Line of Credit lenders of the provision of each Sub-Line of Credit. The respective sub-credit line is to be set up in EUR. Any utilization of the sub-credit line in a foreign currency (including USD), which is offered by the respective sub-credit bank within the framework of this sub-credit line, is possible after consultation with the respective sub-credit bank.

6.2 Conditions of the sub-credit lines

(a) The sub-credit banks are free to agree the conditions of the sub-credit lines with the respective borrowers within the scope of what is customary in the market, unless otherwise stipulated in this clause 6 (sub-credits) .

(b) Each sub-credit agreement:

(i) may only allow the Borrower or an Affiliate of the Lender pursuant to Clause 6.7 (Affiliates as Borrowers of a Sub-Line of Credit) to use the Sub-Line of Credit,

(ii) shall not allow the amount of the Sub-Line of Credit Commitment to exceed the amount of the Sub-Line of Credit Bank's Available Credit Commitment for the Working capital line of credit (before deducting the relevant sub-credit line from the available loan commitment) exceeds

(iii)may not to the borrower to overdraw the sub-credit line commitment, allow the amount of

(iv) shall provide that no drawings may be made under the Sub-Line of Credit if (i) there is cause for termination and (ii) the Agent (at the direction of a majority of Lenders) within five (5) Banking days (A) after the agent was informed that a drawing request had been submitted, objected to a further drawing (except for the use of an overdraft facility), and/or (B), in the case of an overdraft facility, after the agent became aware of the existence of the reason for termination has informed that the sub- credit line is blocked. Notwithstanding this provision, further rights of the sub- credit bank can be agreed within the framework of the sub-credit agreement if there is a reason for termination and

(v)
must determine that no later than the Final Maturity Date (or such date that the applicable sub-credit bank's (or its Affiliate's) Affiliate's (or its Affiliates') Working Capital Line of Credit Commitment is zero for reasons other than the expiration of the Working Capital Line of Credit Availability Period) (A) the Loan Commitments for the Sub-Line of Credit are zero, (B) all amounts outstanding under the Sub-Line of Credit (including interest and other charges) are repaid, guarantees are returned or cash-backed, and (C) undrawn Sub-Lines of Credit expire.
(c)
The company or the respective borrower ensures that the sum of the loans outstanding under a sub-credit line does not exceed the available credit line at any time.
(d)
The terms of this Credit Agreement supersede the terms of any sub-credit agreement.
(e)
The company will notify the agent in writing in advance of the change or cancellation of a sub-credit line.

6.3 Rights and obligations of sub-credit banks

(a) Sub-credit banks act on their own account and are entitled to agree on and collect interest, fees and commissions in relation to the sub-credit lines they have extended at normal market conditions.

(b) Each sub-credit bank is obliged to provide the agent with all information upon request regarding sub-credit lines (including outstanding sub-credit line amounts, but excluding the price conditions). Of the Agent notifies lenders of the balances of all sub-credit lines upon request.

(c) Each sub-credit bank is only liable to the other lenders for intent and gross negligence.

6.4 Repayment of Sub-Credit Lines

(a) A sub-credit line is only available until the end of its term in accordance with the provisions of the relevant sub-credit agreement or after its termination in accordance with the provisions of this credit agreement, but no later than the final maturity date.

(b) No sub-credit bank may terminate a sub-credit line prematurely or prematurely Demand repayment of any Outstanding Sub-Line Amount unless

(i)the working capital line of credit commitment has been canceled in full or all Working capital loans have been terminated in full or are otherwise due for repayment in full in accordance with the provisions of this loan agreement,

(ii) it has become unlawful under any applicable jurisdiction for the sub-credit bank to perform its obligations under this Credit Agreement as contemplated or to disburse or maintain its interest in its sub-credit facility; or

(iii) the Outstanding Sub-Line of Credit Amount (if any) under this Sub-Line of Credit may be refinanced by drawing down the Working Capital Line of Credit. For the purposes of determining whether an Outstanding Sub-Line of Credit Amount may be refinanced by drawing down the Working Capital Line of Credit, the Available Credit Commitment of the Sub-Line of Credit Lender (in consideration of Section 6.6(a) (Affiliates as Sub-Line of Credit)) with respect to the Working Line of Credit shall be as of Increase the Outstanding Sub-Line Amount to be Refinanced. Utilization of the working capital credit line pursuant to this Section 6.4(b)(iii) (unless Section 6.4(b)(i) applies) does not preclude the existence of a reason for termination and can be made independently of Section 5.2 (b) (amounts and drawing number ) take place. Upon payment of the loan intended for refinancing:

(A)
Each Working Party Lender will participate in such Loan in an amount (as determined by the Agent) that will result in the aggregate amount of its interests in the then outstanding Loans being in the same proportion to the aggregate amount of the loan stands as his loan approval to his working capital line of credit commitment; and
(B)
the relevant sub-credit line is deemed to have been terminated.
(c)
The Company will promptly notify the Agent when an Under-Loan has been fully and definitively repaid.

6.5 Modifications to Sub-Lending Agreements

Sub- credit agreement modifications or waivers with respect to a sub-credit agreement require the consent of the other financial parties only if the contractual modification or waiver relates to a matter that would require a modification or waiver under this Credit Agreement. In this case, the provisions of Section 32.2 (Amendments and Waivers) applicable to amendments or waivers under this Credit Agreement shall apply.

6.6 Affiliates as Sub-Credit bank

(a) Affiliated companies may also act as sub-credit banks in compliance with the provisions of this credit agreement with a working capital lender. A Working Capital Lender and its Affiliate are treated as a single lender for purposes of this Loan Agreement whose lending commitment is equal to that Lender's lending commitment with respect to the Working Capital Line of Credit. To calculate the Available Credit Commitment with respect to a Lender, the amount of its Affiliates' Sub-Committed Line of Credit shall be deducted.

(b) To the extent that this Loan Agreement or other Financing Document provides for an obligation of a Sub-Lender and the Sub-Lender is an Affiliate of the Working Capital Lender and is not a party to this Credit Agreement, the Working Capital Lender shall ensure that its Affiliate fulfills such obligation.

6.7 Affiliates as Borrowers of a Sub-Line of Credit

(a) Other Group companies can also act as borrowers of a sub-credit line, subject to compliance with the provisions of this credit agreement. In this case, a reference in a financing document to a borrower includes such group companies.

(b) The Company must ensure that any other group company which, pursuant to paragraph (a), acts as a borrower under a sub-credit facility without being a party to the relevant sub-credit agreement, complies with the terms and obligations under the relevant sub-credit agreement.

6.8 Compliance with loan commitments

Regardless of the other terms of this Credit Agreement, each Working capital lenders ensure that their loan commitments are respected Working capital line of credit is not less than:

(a)
its sub-line of credit commitments; and
(b)
its Affiliate's sub-line of credit commitments.

6.9 Umbrella Lines

(a) Subsidiaries of the Company (each a "Local Borrower") may obtain bilateral lines of credit from Affiliates or branches of a Sub-Lender (each a "Local Lender") under the applicable Sub-Lender's Available Sub-Line of Credit Commitment in the form of

(i) Cash advances (on current account),

(ii) short term fixed rate loans, and

(iii) Guarantee credits (including letters of credit) in a currency chosen in consultation with the Local Lender ("Umbrella Lines").

(c)
The Umbrella Lines must be fully guaranteed by a maximum amount guarantee from the Company ("Maximum Amount Guarantee"). The Maximum Amount Guarantee must be in English and denominated in EUR to the Local Lender and (if it is not a Lender) to the Lender of which it is an Affiliate. be addressed and essentially the pattern in Appendix 9 (Maximum amount guarantee example) .

(d)
The sub-credit line commitment of the relevant sub-credit bank is deemed to have been utilized in the amount of the nominal amount of the maximum amount guarantee. The respective nominal amount of the maximum amount guarantee together with the nominal amounts of all other maximum amount guarantees may not exceed an aggregated amount of EUR 10,000,000 at any time.
(e)
No sub-credit bank or its branch and no company Affiliated with a sub-credit bank is required to provide umbrella lines.
(f)
The following also applies to the conditions of the umbrella lines:
(h)
subject to the provisions below apply to the Umbrella does not govern the terms of this Loan Agreement, but only the terms agreed between the Local Lender and the relevant Local Borrower,

(ii) the conditions of an umbrella line, in particular the amount of interest to be paid, commissions, guarantee fees and other costs can be freely agreed between the local lender and the respective local Borrowers are negotiated, but must be customary in the market,

(iii) each Umbrella Facility must provide for a Local Lender's right of termination or Local Borrower's obligation to prepay all outstanding amounts and redeem or cash other borrowings if the credit commitment relating to the Working Capital Line of Credit and/or Sub-Line of Credit is terminated or expire automatically and all claims made under this credit agreement become due for early repayment in full.

(g)
The Company will ensure that the Umbrella Credit Agreement does not conflict with the terms of this Credit Agreement.

6.10 Loss Relief Among Working Capital Lenders

(a)
For the purposes of this Clause 6.10, a Working Lender's "Receivables" are :

(i) that Working Lender's receivables from the Borrower under the Working Line of Credit (along with any interest, commissions and fees) and those charged by him pursuant to this sub-credit lines provided under the Credit Agreement (along with all interest, commissions and charges); and

(ii) the claims of such Working Capital Lender, its branch or any of its Affiliates against the Company under a Cap Guarantee in connection with the Umbrella Lines; in each case to the exclusion of contingent liabilities. Claims by a working capital lender, one of its branches or an affiliated company under a maximum guarantee are not contingent liabilities for this purpose if and to the extent that they relate to umbrella lines that are due shortly after termination of this loan agreement.

(b)
In the event of insolvency proceedings against the Borrower's assets, termination pursuant to Section 24.2 (Lenders' Rights) , or if after the Final Maturity Date in respect of any claim under the Working Capital Line of Credit, Sub-Line of Credit and/or Maximum Amount Guarantee for a period of at least five (5) bank working days in arrears, the working capital lenders will bring their outstanding debts to such a level by assigning their claims and making appropriate compensation payments in the amount of the nominal amounts of the respective claims in EUR that for each working capital lender the total amount of his outstanding debts in the ratio to the total amount of all outstanding debts, which is the ratio of the amount of its loan commitment for the working capital line to the total loan commitment of all working capital lenders. If and to the extent that a Maximum Amount Guarantee secures claims of a Lender's Affiliate, such Lender shall be subject to:
(c)
ensure the necessary assignment of claims from the maximum amount guarantee. The Agent will perform the calculations required for settlement under this paragraph (b) upon submission of the necessary information by the Working Capital Lender (in the case of sub-credits and umbrella lines in foreign currency, the relevant conversion amount applies).
(d)
Initially, there is no balance settlement for contingent liabilities of the working capital lenders. In particular, outstanding guarantees under sub-credit lines or umbrella lines are not taken into account when calculating outstanding amounts.
(e)
If three (3) months after the settlement of a balance has been made, the basis of its calculation has changed (e.g. due to clearing of balances, payments from a sub- credit bank or a local lender in connection with an umbrella line under a guarantee facility), the balances balance again taking into account this change.

(e)The Agent will calculate new balances in accordance with paragraphs (b) through (d) above on a quarterly basis on the last day of each calendar quarter and for as long as outstanding balances are reported to it by the Working Capital Lenders and will notify the Working Capital Lenders.

(f)A working capital lender's loan commitment may not be exceeded by the settlement of accounts pursuant to paragraphs (b) through (e) above.

(g)The decisive point in time for the settlement of the balance is the point in time of the opening of insolvency proceedings, termination or default in accordance with paragraph (b), subject to subsequent adjustments in accordance with paragraphs (d) and (e). The original relevant date pursuant to paragraph (b) is also relevant for the conversion of outstanding amounts in foreign currency into EUR. Subsequent currency fluctuations are not taken into account.

(h)If, for legal reasons, a balance cannot be settled with effect on the borrower or third parties, the working capital lenders are obliged to bring about a corresponding result internally.

(i)The Company expressly and irrevocably agrees to this Section 6.10.

7. TERM AND REFUNDS

7.1 Duration

The credit lines have a term from the date of signing this loan agreement to the final maturity date.

7.2 Repayments

The loans are to be repaid as follows:

(a)
loans drawn under Line of Credit A on each of the subsequent amortization dates in the amounts specified below Repayment rate in EUR: repayment date 06/30/2019 amortization rate EUR 3,000,000 12/30/2019 06/30/2020 EUR 3,000,000 EUR 3,000,000 12/30/2020 EUR 3,000,000

06/30/2021 EUR 7,500,000 12/30/2021 EUR 7,500,000 06/30/2022 EUR 7,500,000 12/30/2022 EUR 7,500,000 06/30/2023 EUR 7,500,000 Maturity Date Any balance and
(b)
Borrowings drawn under the Working Capital Line of Credit at the end of each Interest Period and no later than the Final Maturity Date. 7.3 Billing

If a loan under the Working Capital Line of Credit (“New Loan” ) is to be paid off on the same date that another such loan (“Maturing Loan”) is to be repaid and the New Loan is to be used in whole or in part to refinance the Maturing Loan, the borrower's claim for payment of the new loan is offset against each lender's claim for a pro rata repayment of the loan due. If the loan due exceeds the new loan, the borrower only has to repay the difference in cash. If the new loan exceeds the loan due, the lenders of the working capital line of credit are only obliged to pay out the difference in cash.

8. EARLY REPAYMENT

8.1 Voluntary Early Repayments

(a) Voluntary early repayments of the loans are possible at the end of an interest period in the amount of at least EUR 500,000 or in the amount of any higher amount that represents a whole multiple of EUR 100,000. The Borrower will make a voluntary early repayment stating the amount five (5) Announce banking days in advance. The announcement cannot be made under conditions. After the announcement has been made, there is an obligation to make early repayment in the amount of the announced amount.

(b) A loan under Line of Credit A may be repaid no earlier than the expiry of the Line of Credit A availability period or at the point in time when the Line of Credit A commitment is zero, whichever is earlier. The loan commitment for credit line A is not revived by the repayment and credit line A may not be used again.

8.2 Illegality

Insofar as it becomes unlawful or unlawful for a lender to fulfill its obligations under a financing document under the relevant legal provisions or official orders,

(a)
the Lender shall promptly notify the Agent thereof,
(b)
Lender is entitled to increase its Available Credit Commitment and Available terminate sub-credit line commitment and
(c)
the lender is entitled:
(i)
its interests in the loans in full at the end of a Interest Period, or ,if earlier, the day on which Notice to the Agent is specified by the Lender (and which is no earlier than the last day of any time limit that may be required). to make repayment due and

(ii) the Outstanding Sub-Line Amounts provided by that Lender or any Affiliate of that Lender to which date that this lender has stated in the information to the agent (and which is at the earliest the last day of any deadline that may have to be observed). repayment due, after which the borrower has to ensure that the outstanding amounts are covered under the umbrella lines provided by the Local Lenders have provided on the day that these lenders in the information provided to the Agent (and which is no earlier than the last day of any grace period that may be required) will be repaid and commitments under those Umbrella Lines will be terminated on that date.

8.3 Change of Control

(a) Upon (i) the occurrence of a change of control; or (ii) the disposal of all or substantially all of the Group's assets, each lender shall, subject to paragraph (b) below, be entitled to any work done by him (or any person with affiliated companies) granted loan commitments and terminate sub-credit line commitments in whole or in part and:

(A) its interests in the loans in full at the end of a interest period due;

(B) call for repayment of the Outstanding Sub-Line Amounts provided by such Lender or an Affiliate of such Lender, whereupon the Borrower shall ensure repayment of the outstanding amounts under the Umbrella Lines provided by the Local Lenders, and the commitments under these Umbrella Lines are terminated on that date.

(b) In the event of a change of control, the company must inform the agent and the agent the lenders immediately. The lender and the company undertake to negotiate in good faith for a period of 20 banking days from receipt of the notification by the agent about the continuation of the contract despite the change of control, possibly on changed contract terms. During this Negotiation Period, neither Lender shall have the right to exercise any of its rights under paragraph (a) nor any obligation to make any new loans or drawdowns. Only after the negotiation period has expired without result is each lender entitled to exercise his rights under paragraph (a) with a period of notice of a further 20 bank working days and a corresponding message to the agent (which the agent must immediately forward to the company).

8.4 Mandatory special repayments

Borrower has amounts equal to 100% of the net proceeds (i.e Gross proceeds of sale less costs associated with the transaction and taxes applicable to the proceeds of sale) received by a Group company as consideration in connection with the sale of fixed assets outside the ordinary course of business (excluding sales pursuant to paragraphs (b), (d), ( e), (f) and (g) of the definition "Permitted Sales"), for a repayment pursuant to Section 8.7 (Redemption Offsetting) , insofar as these exceed a total amount of EUR 2,500,000 in a financial year and not within nine (9) months after the cash inflow into investments in the Group's assets (or within fifteen (15) months if a commitment to do so is made within six (6) months).

8.5 Notification

The borrower will notify the agent immediately as soon as he becomes aware of circumstances triggering a mandatory special repayment within the meaning of Clause 8.3 (change of control) and Clause 8.4 (mandatory special repayments) .

8.6 Due date

The mandatory special repayment is due ten (10) bank working days after the occurrence of the event triggering the mandatory special repayment according to Section 8.4 (mandatory special repayments) or after the end of the period provided for the reinvestment.

8.7 Amortization Settlement

(a) Voluntary early repayments will count towards the credit line and repayment installments determined by the Company prior to repayment. If no determination is made, they will be applied pro rata to all outstanding loans and outstanding sub-credit line amounts. The amounts are distributed proportionately to the outstanding amounts of the lenders participating in the relevant credit line.

(b) Mandatory special repayments are offset as follows:

(i) first to repay outstanding loans under credit line A in reverse order of maturities,

(ii) then on the working capital loans in the following order:

(A) first to repay outstanding loans under the working capital line of credit,

(B) then to cancel Loan Commitments still available for the working capital line of credit and

(C) finally, to repay the Outstanding Sub-Line Amounts and drawdowns under the Umbrella Facility and then to cancel any Available Sub-Line Commitments. If there are several loans under a credit line, all loans granted under the respective credit line are offset pro rata in proportion to the consortium shares of the lenders, unless otherwise specified in this credit agreement.

8.8 Interest and Fees

Voluntary early repayments and mandatory special repayments pursuant to Section 8 (Early Repayment) are to be made together with the interest, commissions, fees and other amounts owed (e.g. early repayment penalties) due on them.

8.9 Revaluation

A mandatory special repayment results in the immediate termination of the underlying loan commitments in the corresponding amount after offsetting in accordance with Section 8.7(b) (repayment offsetting). Insofar as the working capital loan was repaid in a manner other than in accordance with Clause 8.7(b) (repayment offsetting) , revaluation is permitted.

8.10 Cancellation of Loan Commitments

(a) Available credit commitments for each line of credit may be withdrawn in whole or in part by the borrower at any time with five (5) bank business days' notice in minimum amounts of EUR 500,000 or a higher multiple of EUR 100,000 at the end of an interest period without a prepayment penalty be terminated. The credit commitments of the lenders involved are reduced pro rata as a result.

(b)
Available credit commitments for Line of Credit A may be canceled no earlier than the expiry of the Line of Credit A availability period or when the credit commitment for Credit Line A is zero, whichever is earlier.
(c)
The Borrower shall ensure that the sum of the outstanding loans and sub-credit lines made available under a line of credit at no time exceeds the available line of credit and, if necessary, will prepay loans and terminate sub-credit lines.

8.11 Termination of Loan Commitments by an Individual Lender

If at any time the borrower is in accordance with a lender Clause 14.2 (net tax clause) to pay an increased amount, according to Clause 14.3 (tax exemption) to refund or exemption from taxes (each without general taxes of the lender) or according to Clause 15 (cost increase) to pay increased costs etc , the borrower may, provided the circumstance giving rise to the obligation to pay the increased amount, refund or exemption from tax or payment increased costs, etc., terminate the credit commitments and sub-credit commitments of the relevant lender by written notice to the agent and the relevant lender. Upon receipt of the notification by the agent or on the later repayment date specified in the notification (which in the case of loans may not be after the end of the current interest period(s)), the borrower is obliged to do so immediately

(a)(b) such Lender's interests in the Loans together with any accrued interest and other payable under the Finance Documents repay amounts the Outstanding Sub-Line Amounts of the Sub-Lines that this Lender or an Affiliate of such Lender has provided repayment, and

(c) ensure that the amounts outstanding under the umbrella lines provided by the Local Lenders are repaid and the commitments under those umbrella lines are terminated as of that date.

8.12 Prepayment Penalty

For voluntary early repayments and mandatory special repayments in accordance with Section 8 (Early repayment) that are not paid at the end of an interest period, an early repayment penalty is payable to each lender, unless the mandatory special repayment is made on the basis of Section 8.2 (illegalness).

9. INTEREST RATES

9.1 Interest Rate

The interest rate for the loans granted under a credit line is the percentage pa for a certain interest period, which is made up of

(a) the EURIBOR applicable to the relevant Interest Period

(b) the Initial Margin pursuant to Section 9.2 (Initial Margin) or the applicable Margin after a Margin Adjustment pursuant to Section 9.3 (Margin Adjustment) to Section 9.6 (Error Margin Determination) .

If the EURIBOR is less than zero (0) percent pa, the EURIBOR is zero (0) percent pa as agreed.

9.2 Initial Margin

The initial margin is

(a)
for loans under credit line A 1.50% pa and
(b)
for loans under the working capital credit line 1.20% pa

9.3 Margin Adjustment

From the filing of the Compliance Certificate for the last quarter of 2018 (ending 31. December 2018) and subject to Sections 9.5 to 9.6, the applicable margin is calculated according to the table below depending on the gearing ratio (calculated according to Section 22 (financial ratio) and proven by submitting the respective compliance certificate according to Section 21.3 (Compliance Certificate )) determined :

Gearing Applicable Margin Loans under Tran A (in basis points p.a.) Applicable Margin Loans under the Working Capital Line of Credit (in basis points p.a.)

Greater than or equal to 2,50:1 170 140

Greater than or equal to 2,00:1 but less than 2,50:1 160 130

Greater than or equal to 1,50:1 but less than 2,00:1 150 120

Greater than or equal to 1,00:1 but less than 1,50:1 140 110

Greater than or equal to 0,50:1 but less than 1,00:1 135 105

Lower 0,50:1 130 100

9.4 Adjustment Time

After the conditions for a margin adjustment according to Section 9.3 (margin adjustment) , the margin for each loan is adjusted at the beginning of the next interest period, which begins after submission of the respective compliance certificate or, if there is not at least five (5) banking days between them, on the expiration of five (5) banking days after submission of the compliance certificate (for the first time with the compliance certificate in relation to the financial statements for the financial year 2018). If there is no interest period due to the lack of utilization of the working capital line of credit, the margin adjustment is made for the purpose of calculating the commitment fee Item 13.1 (provision commission) at the beginning of the calendar quarter following the submission of the compliance certificate.

9.5 Margin Increase

If and as long as there is a reason for termination or if the Compliance Certificate is not submitted or is not submitted on time, the respective highest margin according to the table in Section 9.3 (margin adjustment) applies (plus, only if there is a material reason for termination and if there is a Reason for termination according to Section 24.1(d) (Other obligations) due to non-submission or late submission of the Compliance Certificate 1% pa). If the reason for termination is demonstrably cured or a waiver is issued or the compliance certificate is submitted later, the margin will be adjusted to the actual level of indebtedness no later than three (3) bank working days after healing has occurred or the waiver has been issued in accordance with Section 9.3 (margin adjustment) . corresponding margin adjusted. The right of the lenders to terminate under this credit agreement remains unaffected by a margin increase.

9.6 Incorrect margin determination

If the audited consolidated financial statements show that the Group's gearing ratio was incorrectly stated in a compliance certificate and the margin was therefore wrongly reduced, increased or not adjusted, the agent has the right to retrospectively adjust the margin by the difference. The difference is to be paid by the Borrower to the Agent within three (3) business days after delivery of the Consolidated Financial Statements. If the Consolidated Financial Statements indicate that a lower margin should have been applied for a period of time, subsequent interest payments will be reduced by the amount necessary to place the Lender and the Borrower in the position in which they would have been if the correct margin had been applied. Payments to lenders are reduced under this rule only to lenders who were already lenders during the period in which the erroneous margin was applied.

9.7 Interest Fixing Date

At each interest rate date, the agent determines the interest rate for the following interest rate period and communicates it to the borrower and lenders.

9.8 Maturity and Calculations of Interest

(a)
Interest is calculated based on actual elapsed days divided by 360 (including but excluding the first day of an interest period).
(b)
Interest on loans under a Line of Credit is payable on the last day of each Interest Period for that Interest Period, however, for Interest Periods longer than six months in duration, interest is payable on account at the end of the sixth month for the previous six (6) months to pay.

9.9 Billing

The agent will send an interest statement to the borrower well in advance of the interest due date.

10. DEFAULT INTEREST

(a) The borrower is in arrears without the need for a reminder if he fails to make the payments owed under this credit agreement or not in full on the day they are due.

(b) For the duration of the delay in payment, the borrower owes default interest on the outstanding loan amount and on all other amounts, with the exception of interest, at the applicable interest rate pursuant to Section 9 (Interest rates) plus 100 basis points pa. The lenders are entitled to claim further damages close. The borrower is entitled to prove that such damage has not occurred or only to a lesser extent.

(c) The right of the financial parties to claim compensation for the damage caused by the delay in paying interest in accordance with the statutory provisions remains unaffected.

11. INTEREST PERIODS

11.1 Interest

The borrower is obligated to pay interest on the outstanding loan amounts in accordance with the following provisions.

11.2 Interest Periods

The interest periods are three (3) or six (6) months at the borrower's option. The borrower shall inform the agent in writing and irrevocably of the choice of the interest period as part of his disbursement request or (if it is a loan already granted under credit line A) as part of his prolongation request by 9:30 a.m. on the third (3rd) bank working day at the latest before the start of the next interest period. If the borrower does not exercise his option in time by submitting an application for extension, the interest period is three (3) months. A shorter period may be chosen for the first or last interest period after consultation with the agent.

11.3 Exercising the Right to Choose

The borrower must exercise his right to choose pursuant to Clause 11.2 (Interest Periods) in such a way that an interest period for sufficient amounts also ends at each repayment date pursuant to Clause 7.2

(Repayment) . For this purpose, an interest period with a shorter period of time than provided for in Section 11.2 (Interest Periods) can also be selected after prior consultation with the agent.

11.4 Commencement and End of Interest Periods

The first interest period begins at the beginning of the day of disbursement of the relevant loan (inclusive) and ends on the last day of the relevant interest period (not included). Each subsequent Interest Period begins at the beginning of the last day of the preceding Interest Period (inclusive) and ends on the last day of the relevant Interest Period (not included). If the last day of an interest period is not a bank working day, the interest period is deemed to have ended at the end of the next bank working day, unless the next bank working day falls in the next calendar month; in this case, the interest period is deemed to have ended on the bank working day immediately preceding the last day of the interest period.

11.5 Consolidation of Loans

If multiple loans under Line of Credit A have interest periods ending on the same date, those loans will be consolidated and treated as a single loan beginning with the following interest period, unless the borrower exercises their election as provided Clause 11.2 (interest periods) otherwise.

12. MARKET DISTURBANCE, ALTERNATIVE METHOD OF CALCULATION

12.1 Market Disruption

The agent will notify the borrower immediately if one or more lenders, whose loan commitments alone or together amount to at least 35%, have informed the agent by 10:00 a.m. at the latest on the interest rate fixing day that their respective refinancing costs for the following interest rate period have been reduced by the respective EURIBOR not be covered. In this case, Section 12.2 (alternative calculation method) applies.

12.2 Alternative Calculation Method

(a) If this Clause 12.2 applies, the interest owed to each Lender for its Underwriter Part shall be the applicable Margin pursuant to Clause 9 (Interest Rates) plus the interest rate notified to the Agent by the relevant Lender in respect of the relevant Interest Period as the Interest Rate to which he can refinance himself in the market. If this refinancing interest rate is less than zero (0)% pa, a refinancing interest rate of zero (0)% pa is applied.

(b) The parties to this Credit Agreement will enter into negotiations for a maximum of 30 days with the aim of agreeing on an alternative calculation of interest (including an alternative arrangement for the refinancing of the affected loan disbursements, the applicable interest rate and the interest period) (e.g. the money market interest rate offered by German banks). If the parties mutually determine an alternative calculation method, this shall apply to all affected payouts as long as the market disruption pursuant to Section 12.1 (Market Disruption Event) persists – otherwise the interest rate reported under paragraph (a) shall remain for the relevant period.

13. COMMISSIONS AND FEES

13.1 Commitment Fee

The Borrower shall pay to the Agent (for onward transmission to the Lenders) a Commitment Fee of 35% of the applicable Margin on a Lender's Available Loan Commitment for the duration of the Available Period, accruing on or after the third Banking Day following the execution of this Loan Agreement or on the earlier of Date of the first payment and due and payable subsequently at the end of a calendar quarter and for the terminated part of a loan commitment upon termination. The commitment commission is calculated based on the number of days elapsed and a 360-day year.

13.2 Utilization Fee

The Borrower pays to the Agent (on behalf of the Lenders) on the drawn and uncancelled portion of the Loan Commitment relating to the A lender's working capital line of credit charges a utilization fee depending on the amount the utilization of the working capital credit line according to the following table (each excluding the utilization by setting up a sub-credit line, which, regardless of its utilization, is expressly only used for the purposes of this Section 13.2 in the calculations of the amount of the utilization of the credit commitment in relation to the working capital credit line and the available credit commitment in relation to the working capital credit line are disregarded):

Amount of utilization in relationship to the Loan commitment (minus the established sub-credit lines) Utilization commission (in basis points pa)

≤ 33 ⅓ % und > 0%

10

> 33 ⅓ % und ≤ 66 ⅔ %

20

> 66 ⅔ %

30

The utilization fee is due and payable in arrears at the end of an interest period.

13.3 Participation Fee

The Borrower pays each Initial Lender a Participation Fee pursuant to a separate agreement.

13.4 Agent's Commission

The borrower pays to the agent (for its own account) an agent's commission according to a separate agreement.

14. TAXES

14.1 Definitions

(a) In this contract, the following terms have the following meanings:

"Protected Party" means a Financial Party that is or will be subject to any liability in connection with any amount received or to be received pursuant to a Finance Document (or any amount deemed to be received or to be received for Tax Purposes) or a payment for or due to Taxes has to pay or will have to pay.

"Qualified Lender" means a Lender who is commercially The beneficiary of interest payments due to a loan disbursement in are payable to that lender as part of a financing document and which:

(i) the loan is sufficient through a permanent establishment in Germany; or

(ii) is an Eligible Lender;

"Tax Credit" means a credit, reduction, remission or refund of any tax.

"Tax Deduction" means a deduction or withholding from a payment under a Finance

Document made for or on account of Tax, other than a FATCA Deduction.

"Tax Payment" means either an increase in a payment made by an Obligor to a Financial Party under Section 14.2 (Tax Net Clause) or a payment under Section 14.3 (Tax Exemption).

"Eligible Lender" means a Lender that:

(iii) for the purposes of the double taxation treaty as in a treaty state is treated as a resident;

(iv) does not conduct business in Germany through a permanent establishment to which that Lender's interest in the Loan is attributable.

"Treaty State" means a state that has entered into a double taxation agreement (a "Double Taxation Agreement") with Germany that provides for total exemption from taxes levied in Germany on interest.

(c)
Unless there is an indication to the contrary, in this Clause 14.1 "determined" refers to a determination made in the sole discretion of the person making the determination.

14.2 Tax Net Clause

(a) Each Obligor shall make the payments it owes without any tax deduction, unless a tax deduction is required by law.

(b) The Company shall promptly notify the Agent that an Obligor is required to deduct tax (or that there has been a change in the rate of tax or base applicable to the withholding of tax) upon becoming aware thereof. Likewise, a Lender shall notify the Agent if it becomes aware of any payment to be made to that Lender. If the agent if a notice to the effect is received from a lender, he shall notify the Company and the Obligor concerned.

(c) If an obligation is required by law to make a deduction of tax, the payment to be made by that obligation shall be increased by such an amount that the amount paid (after any deduction of tax has been made) equals the amount that would have been made had the deduction not been required would have been.

(d) A payment shall not be increased pursuant to paragraph (c) above as a result of a withholding tax imposed by Germany if, at the time the Payment:

(i) the payment could have been made to the applicable Lender with no tax deduction had it been a Qualified Lender but the applicable Lender was not a Qualified Lender at that time Lender is (any longer) and is not a result of any event occurring after the time it became Lender under this Agreement change (or change in interpretation, administrative practice or application) statutory regulation or one double tax treaty is a published administrative practice published tax benefit of a competent tax authority; or

(ii) the applicable Lender is an Eligible Lender and the Obligor making the payment can demonstrate that payment to the Lender could have been made without the tax deduction had such Lender complied with its obligations under paragraph (g) below.

(e)

(f) If an Obligor is required to make a Withholding Tax, it shall make the Withholding Tax and any payment required in connection with such Withholding Tax within the time limits required by law and to the lowest amount required by law. Within thirty days of the making of any tax deduction or payment required in connection with such tax deduction, the withholding agent shall provide to the agent, on behalf of the financial party entitled to the payment, evidence reasonably satisfactory to that financial party that the tax has been deducted or (if applicable) that all relevant payments have been made to the appropriate taxing authority.

(g) A Treaty Eligible Lender and any Obligor making a payment to which that Treaty Eligible Lender is entitled will cooperate to comply with the procedural and formal requirements necessary for such Obligor to make the applicable payment without withholding tax.

14.3 Tax Exemption

(a) The Company shall pay (within three Banking Days upon request of the Agent) to a Protected Party an amount equal to any loss, liability or other charge which the Protected Party determines that it shall (directly or indirectly) owe him or her has suffered or will suffer for or as a result of any tax in connection with a Finance Document.

(b) Paragraph (a) above does not apply:

(i) on taxes paid against a finance party:

(A) determined under the laws of the jurisdiction in which such Financial Party has its registered office or, if different, the jurisdiction or jurisdictions in which such Financial Party is considered to be tax resident; or

(B) be determined under the laws of the State in which the permanent establishment of that financial party for amounts received or to be received in that country, if the tax on the net income received or receivable of this Financial Party charged or calculated on the basis of such net amount (other than such amounts deemed to be received or to be received only by such Financial Party); or

(ii) to the extent that losses, liabilities or costs:

(A)
be offset by an increased payment in accordance with Clause 14.2 (net tax clause) ;

(B) would have been offset by an increased payment under Section

14.2 (Net Tax Clause) , but were not offset solely because one of the exceptions in paragraph (d) of Section 14.2 (tax net clause) applied; or

(C) based on a FATCA deduction to be made by a party.

(c) A Protected Party who is making or intends to make a claim under paragraph (a) above shall promptly notify the Agent of the circumstance which will give rise to or has given rise to the claim: to inform, whereupon the agent has to inform the company.

(d) A Protected Party shall notify the Agent of receipt of payment from an Obligor under this Section 14.3.

14.4 Tax Credits

If an Obligor makes a tax payment and the relevant Financial Party determines that:

(a)
a tax credit with an increased payment of which that tax payment is one forms part of, is related to a tax payment or a tax deduction as a result of which the tax payment had to be made; and
(b)
the financial party or a company with which there is an income tax group (or a comparable institution under foreign law) has received and used this tax credit, the financial party has to pay the relevant obligor an amount which (after making the payment) according to the financial party's determination (taking into account the tax credit of a company with which there is an income tax group (or a comparable institution under foreign law)) into a position in which the finance party would be if the obligor had not had to pay the tax.

14.5 Confirmation of Lender Status

Each Lender who becomes a party to this Agreement after the conclusion of this Agreement shall indicate in the assignment agreement it signs to become a party as Lender, for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls into:

(j)
not a Qualified Lender;

(ii) Qualified Lender (but not an Eligible Lender); or

(iii) Eligible Lender.

If a New Lender fails to declare its status in accordance with this Clause 14.5, such Lender will, for purposes of this Agreement (including by any Obligor), until then do so treated as if it is not a Qualified Lender until it notifies the Agent which category it falls into (the Agent shall notify the Company upon receipt of such notification). For the avoidance of doubt, failure by a Lender to comply with the provisions of this Clause 14.5 will not void a Transfer Agreement.

14.6 Stamp Duty

The Company shall, upon request, indemnify, within three Banking Days, any Finance Party against all costs, losses and liabilities incurred by that Finance Party in connection with stamp duty, registration duty or similar tax in respect of a Finance Document in an Obligor Jurisdiction and which are not based on a transfer of a consortium share are based.

14.7 Sales Tax

(a) Any sums payable by a party to a finance party under any Finance Document that are, in whole or in part, consideration for a service for the purposes of VAT law are free of any sales tax that may be applicable to that service; accordingly, subject to paragraph (b) below, if VAT is or becomes due on a performance by a Finance Party to another party to a Finance Document, that Finance Party party shall have an amount to the extent that it is required to remit VAT to the appropriate taxing authority payable in the amount of sales tax (in addition to and concurrent with the payment of any other consideration for that service) (and the relevant financial party shall promptly issue a proper sales tax invoice to the relevant party).

(b) Occurs upon a delivery by one financial party (the "Performer") to another Financial Party (the "Beneficiary") in connection with a Finance Document VAT and is a party other than the Beneficiary (“Relevant Party”) in accordance with the terms of the applicable Finance Document to pay an amount equal to Obliged to provide consideration for the service in question (instead of being obliged to reimburse or indemnify the recipient of the service):

(i) the Relevant Party shall pay to the Performer, to the extent that the Performer is required to pay VAT to the relevant taxing authority, an additional (and concurrent with the payment of the relevant amount) an amount equal to the VAT. The service recipient pays (to the extent this paragraph (i) applies) to the Relevant Party promptly an amount equal to any credit or refund from the relevant taxing authority that the Recipient reasonably determines relates to the sales tax that was to be charged on the relevant Service; and

(ii) the Relevant Party shall promptly, upon request by the Recipient, to the extent that the Recipient is required to pay sales tax to the relevant taxing authority, pay an amount equal to the sales tax that is levied on the relevant Service, but only to the extent that the Service Recipient reasonably determines that it is not entitled to a VAT credit or refund from the relevant taxing authority.

(c)
To the extent that a Finance Document provides that a party is obligated to to reimburse or indemnify the financial party for costs or expenses, the relevant party shall reimburse or indemnify the Finance Party in full for such cost or expense, including that portion attributable to VAT, unless the Finance Party reasonably determines that it is entitled to a credit or refund of the relevant VAT from the relevant tax authority.
(d)
All references in this Section 14.7 to a party include (to the extent relevant and unless the context otherwise indicates) in the event that a party is treated as a member of a VAT group, references to the person who at that time in accordance with the group-related provisions in Article 11 of

Council Directive 2006/112/EC, as amended (or in the version implemented by the relevant Member State of the European Union), is treated as the supplier or, where applicable, the recipient of the supply or service, so that a Reference to a party is to be construed as a reference to the relevant party or the relevant group or tax group to which the party belongs at the relevant time for sales tax purposes, or to the statutory representative or controlling company of this group or tax group.
(e)
With regard to a delivery or service provided by a finance party for a party within the framework of a financing document, the relevant party must, upon reasonable request of a finance party, immediately provide this finance party with information on the VAT registration of the party and transmit all other information relating to the VAT declaration obligations of the financial party with regard to the delivery or service in question can reasonably be required.
(f)
No obligor is obligated to pay sales tax amounts under the preceding paragraphs insofar as the sales tax was triggered by a financial party waiving a sales tax exemption and the obligor is not entitled to deduct input tax.

14.8 FATCA Information

(a) Subject to paragraph (c) below, either party shall, at the reasonable request of another party, within ten (10) business days

(i) to confirm to the other party whether

(a) they are a FATCA Exempt Party; or

(b) is not a FATCA Exempt Party,

(ii) provide that other party with all forms, documents and other information related to its FATCA status that that other party reasonably needs to comply with FATCA regulations by such other party requests and

(iii) provide that other party with any forms, documents and other information related to its status that that other party reasonably requests for that other party to comply with any other law, regulation or obligation under information sharing procedures. in the from

(c)
If a party certifies to another party pursuant to paragraph (a) above that it is a FATCA Exempt Party and provides that party subsequently determines that it is not or no longer a FATCA Exempt Party, that party shall notify the other party thereof as soon as practicable.
(d)
Paragraph (a) above will not compel any Financial Party and paragraph (a)(iii) above will not compel any other party to take any action that, in its reasonable discretion, would or could constitute a violation of
(k)
a law or regulation,

(ii) a duty of loyalty or

(iii) a confidentiality obligation.

(d) If a party fails to confirm whether or not it is a FATCA Exempt Party or to provide any forms, documents or other information requested under paragraph (a)(i) or (a)(ii) above (for the avoidance of doubt : this also applies if paragraph (c) above applies), for the purposes of (and making payments under) the Finance Documents, the relevant party will be treated as not being a FATCA Exempted Party until it has received the requested confirmation or provides the requested forms, documents or other information.

14.9 FATCA Deduction

(a)

(b) Each party shall be entitled to make any FATCA deductions required by FATCA and any other payments required in connection with the relevant FATCA deduction; neither party is obligated to increase any payment from which it makes a corresponding FATCA deduction or otherwise compensate the recipient of the payment for the relevant FATCA deduction. Once a party becomes aware that it is required to make a FATCA deduction (or that the tax rate or basis of assessment of the relevant FATCA deduction has changed), it shall notify the party to whom it is making payment and the Company and immediately notify the agent who will then notify the other financial parties.

15. INCREASE IN COSTS

In this clause 15 means

"Basel II" means the framework "International Convergence of Capital Measurements and Requirements, Revised Framework, Comprehensive Version" published by the Basel Committee on Banking Supervision in June 2004, as amended, but excluding changes due to Basel III. "Basel III"

(a)
the agreements on capital requirements, leverage limits and liquidity standards contained in the framework adopted by the Baseler Committee on Banking Supervision in December 2010 and from (i) "Basel III: A global regulatory framework for more resilient banks and banking systems" (Basel III: A global regulatory framework for more resilient banks and banking systems), (ii) "Basel III: International Framework Agreement on Measurement, standards and monitoring in relation to liquidity risk" (Basel III:
(b)
International framework for liquidity risk measurement, standards and monitoring) and (iii) the "Guidance for national authorities for the implementation of the countercyclical capital buffer" ("Guidance for national authorities operating the countercyclical capital buffer") (in its most recent version), the regulations published by the Basel Committee on Banking Supervision in November 2011 "Global systemically important banks: valuation methodology and requirements for the additional loss absorbing capacity - Framework Regulation" (Global important banks: assessment methodology and the additional loss absorbency requirement – Rules text) in the applicable version,
(c)
Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activities of credit institutions and the prudential supervision of credit institutions and investment firms (CRD IV) and

(d)
any other guidance or standard issued by the Basel Committee on Banking Supervision in connection with "Basel III" and any other regulation (of the legislature, a regulator, a financial party or a financial party Affiliate) that implements Basel III.

15.1 Cost Increase

If, after entering into this Credit Agreement, the waiver or amendment of a to a Lender applicable legislation (including Basel III, or such Laws and regulations that implement or apply Basel III) or their changed interpretation by a public authority, a court or another competent official acting body and/or the compliance of the same by a lender has the consequence that

(a)
the costs incurred by a lender or an affiliated company through the granting of a loan, e.g. from the refinancing of a loan, increase,
(b)
a Lender or any Affiliate thereof forfeits interest or other income under this Loan Agreement; or
(c)
an amount owed to a lender or one associated with him Company is payable under this loan agreement, or the rate of return of a lender reduced from (the "Cost Increases") the Lender concerned will, promptly after becoming aware of this and making the decision to require reimbursement of such cost increases from the Borrower, notify the Borrower in writing through the Agent. The Borrower shall pay the relevant Lender, on behalf of the Lender, within five (5) business days of the Agent's written request, amounts corresponding to such cost increases (excluding such cost increases relating to a period of more than 180 days prior to the assertion of the cost increase relate). The plausibility of the cost increases must be checked in a comprehensible manner for the borrower, whereby the lender in question is not obliged to disclose circumstances and documents that are confidential.

15.2 Exceptions to Reimbursement

Clause 15.1 (cost increase) does not apply to cost increases,

(a)
which the Borrower is already obligated to refund or exempt in full under Section 14.3 (Tax Exemption) (or would have been obligated had none of the exceptions in Section 14.3 (Tax Exemption ) applied) or which have been otherwise compensated under this Credit Agreement ,
(b)
attributable to a FATCA deduction to be made by a party,
(c)
which are related to the implementation and application of Basel II (in the version at the conclusion of this loan agreement), unless they result from an amendment to Basel II, in particular with the implementation and application of Basel III (or such laws and regulations that implement or apply Basel III),
(d)
which are related to the implementation and application of Basel III, provided that the information required to calculate the cost increase lenders on the day of signing this loan agreement were available; or
(e)
caused by breaches by the financial parties of their legal or contractual obligations.

16. DAMAGES REDUCTION

(a) The lender concerned will make reasonable efforts to keep the disadvantages arising for the borrower from section 8.2 (illegalness), section 14 (taxes) or section 15 (increase in costs) as low as possible. In particular, if this is possible without detriment to him, he will transfer the rights and obligations under this credit agreement to an affiliated company or a branch in another country.

(b) All obligations of the obligated party from the financing documents remain unaffected by paragraph (a).

17. OTHER INDEMNIFICATION OBLIGATIONS

17.1 Currency Exemption

(a) If one is from an Obligor under a Funding Document, a decision or sum due from a judgment (a “Sum”) by the currency in which the sum is to be paid (the “First Currency”) to another currency (the “Secondary Currency”) must be converted in order to:

(i) to assert or register a claim against the obligor; or

(ii) a decision or judgment in respect of a judicial or initiate or enforce arbitration proceedings, the obligor must, within five (5) banking days of the request of the financial party to whom the sum is owed, indemnify it against all costs, losses and any liability arising as a result of the conversion, including the discrepancies between (A) the exchange rate at which the sum was converted from the first currency to the second currency and (B) the exchange rate or rates available to that financial party when it received the sum.

(a)
Each Obligor waives any right it may have to pay amounts owed under the Finance Documents in a currency or unit of currency other than that specified in the Finance Documents.

17.2 Indemnification Obligations

The Company shall, upon request, indemnify (or arrange for an obligor to indemnify) any Financial Party within five (5) Business Days from all costs, losses and liabilities incurred by it as a result of any of the following circumstances arises:

(a)
occurrence of a reason for termination,
(b)
an Obligor's failure to pay any amount owed under a Funding Document when due, including costs, losses and obligations arising under Clause 28 (Distribution of Payments, Settlement) ;
(c)
Refinancing or entering into agreements to refinance their Participation in a loan by the borrower in a Request for Disbursement has been requested but has not been granted due to one or more provisions of this Credit Agreement (unless for reasons attributable to the Lenders) or
(d)
failure to prepay a Loan (or part of a Loan) pursuant to a Prepayment Notice issued by the Borrower.

17.3 Agent Release

The obligated are jointly and severally obliged to release the agent immediately from

(a)
all costs, losses and liabilities incurred by the (reasonably acting) Agents arise due to the following measures:
(h)
Investigating events that he has reason to believe constitute grounds for termination or

(ii) Acting in response to or in reliance on any communication, request or instruction which he reasonably believes is genuine, truthful and duly authorized or

(iii) engagement of attorneys permitted under this Credit Agreement;

auditors, tax advisors or other professional advisors or experts and

(b)
all costs, losses and liabilities incurred by the Agent (other than as a result of the Agent's gross negligence or willful misconduct) in acting as (reasonable) agent under the Finance Documents.

18. COSTS AND EXPENSES

(a) The Company will reimburse the Arrangers or Agent for all reasonable external consultants' fees (including attorneys' fees with caps previously agreed with the Company) and other reasonable out-of-pocket expenses incurred by the Arrangers or Agent in connection with the preparation, negotiation and amendment and legal review of the Finance Documents (including the legal opinions obtained in this regard) and the syndication, provided that these have been previously agreed with the company in each individual case.

(b) If an Obligor requests a waiver or contract modification, or if a contract modification is required under Clause 32.3 (Replacement of the Reference Interest Rate), the Company will reimburse the Agent within five (5) days of the agent's request for all reasonable external costs and costs previously agreed with the Company out-of- pocket expenses (including capped attorneys' fees previously agreed with Company) incurred by the Agent in connection with the waiver or contract modification; substitute.

(c) The Company shall reimburse any Finance Party, within five (5) days of its request, for all costs and expenses (including attorneys' fees) incurred by the Finance Party in enforcing (including examining) its rights under the Finance Documents.

19. WARRANTIES

19.1 Warranty and Indemnification Obligation

Each Obligor party to this Credit Agreement:

(a)
guarantees - irrevocably and unconditionally and jointly and severally - by way of a separate promise to pay each Financial Party, to pay such Financial Party any principal, interest, costs, expenses or other amounts arising out of or relating to the Finance Documents that are not paid in full and irrevocably by the Borrower have been made; such payment shall be made within five (5) Banking Days upon written request by a Financial Party (or the Agent on its behalf) (stating the amount required by the relevant Obligor and confirming that such amount is principal, interest, costs, expenses or other amounts arising out of or in connection with the Financing Documents which have not yet been paid in full and irrevocably by the Borrower); and
(b)
undertakes - irrevocably and unconditionally as well as jointly and severally - to any Finance Party to indemnify that Finance Party against any costs, losses or liabilities incurred by the Finance Party because any obligation of the Borrower under or in connection with any Finance Document or any obligation guaranteed by the Borrower is or becomes unenforceable, void or unlawful. The amount of the cost, loss or liability shall be equal to the amount that the financial party would otherwise be entitled to receive (reimbursement of positive interest); such claim shall be due within five (5) Banking Days upon written request by the relevant Financial Party (or the agent on its behalf).

For the avoidance of doubt, this guarantee and indemnification obligation is not a first- demand guarantee and, in particular, receipt of any such written request shall not waive the rights and/or defenses that the affected Obligor may have with respect to any Financial Party (or Agent in on his behalf) may be entitled to any payment required under this warranty and indemnification obligation.

19.2 Surviving and Independent Warranty and Indemnification

(a) This guarantee and indemnification obligation are independent and separate from the Borrower's obligations and as a continuing guarantee and indemnification obligation, extending (notwithstanding any intervening payment or full or partial performance) to the ultimate balance payable by the Borrower pursuant to the Finance Documents , to watch.

(b) The Guarantee and indemnification obligation extends to any additional obligations of the Borrower arising out of any modification, novation, amendment, renewal, rewrite or replace any Finance documents, in particular an extension or increase of a facility or the addition of a new facility under a financing document

19.3 Resurgence

Where a payment by an Obligor or discharge of an obligation by a Financial Party (whether in respect of an Obligor's obligations, a security for those obligations or otherwise) is challenged or reduced as a result of bankruptcy or a similar event, so:

(a) the liability of the obligor shall continue as if such payment, exemption, rescission or reduction has not taken place; and

(b) each financial party shall be entitled to collect the value or amount of such security or payment from any Obligor as if the payment, discharge, avoidance or reduction had not occurred.

19.4 Excluded Objections and Defenses

(a) Any Obligor's obligations under this Clause 19 shall be governed by any act, omission or other circumstance relating to the Borrower's principal liability (or contemplated principal liability) which would reduce, prejudice or relieve any of its obligations under this Clause 19 , not touched. This also applies to defenses by the principal debtor or rights to contest or set-off by the borrower.

(b) The obligations of each Obligor under this Clause 19 are independent of any other security or guarantee held by the Financial Parties may have been provided or may be provided in the future. In particular, each Obligor's obligations under this Clause 19 shall not be affected by:

(i) the discharge of another obligation of its obligations or in relation to its obligations under or in connection with a financing document, its deferral, waiver thereof or any consent in relation thereto;

(ii) of adoption, of modification, of comparison, of exchange, of renewal or waiver of rights against an obligation or any other person or in relation to any security in the property of any obligated or another person as well as the refusal or failure to bring about the conditions necessary for such rights to be effective or to assert or enforce such rights or failure to obtain the full value of any security;

(iii) any incapacity or lack of power, authority or legal personality of any other Obligor or its dissolution or deterioration of its financial condition; or

(vi)
any unenforceability, illegality or invalidity of any obligation of another Obligor to a Finance Document. out
(c)
For the avoidance of doubt, nothing in this Clause 19 shall preclude any objections or defenses that an Obligor (solely in its capacity as Guarantor) may raise against a Financial Party on the grounds that the Guarantee and indemnification obligation are not lawful, effective, legally binding and enforceable represent obligations on his part.

19.5 Immediate Recourse

No Financial Party (or any trustee or agent on its behalf) shall have any obligation prior to bringing any claim against any Obligor under this Clause 19 first to take action against another person or to enforce other rights or securities against another person or to demand payment from another person. This applies notwithstanding anything to the contrary in any Finance Document.

19.6 Use of Funds

As long as not all amounts that the obligated from or in connection with the Financing Documents, if any, are or will be payable, have been paid irrevocably and in full, any Finance Party (or any trustee or agent on their behalf):

(a)
refrain from giving any other monies, securities or rights to these financial party (or any fiduciary or agent on its behalf) holds or has received, use or enforce, or may use and enforce in such manner and order as it sees fit (whether against these amounts or otherwise), and no Obligor is entitled to the benefit of such funds, securities or rights; and
(b)
deposit in an interest-bearing suspense account any monies received from, or as a result of, an obligor's liability under this Clause 19.

19.7 Deferral of Obligor Rights

As long as not all amounts that the obligated from or in connection with the Financing Documents, if any, are or will be payable, have been irrevocably paid in full and provided the Agent does not object Instructions are given, no Obligor will exercise any rights conferred on it by virtue of the performance of its obligations under the Finance Documents or as a result of any action hereunder clause 19 or any liability hereunder you may be entitled to and are directed to:

(a)
Release by an Obligor;
(b)
Compensation by another guarantor of an Obligor's obligations under the Financing Documents;
(c)
exercising a right of set-off against an obligation; and or

(d)
the right (whether in whole or in part and whether by subrogation or otherwise) to benefit from any rights of any Finance Party under the Finance Documents or any other guarantee or security made by any Finance Party under or in connection with the Finance Documents were granted to draw. To the extent that an Obligor receives any benefit, payment or distribution in respect of such rights, the Obligor shall have such benefit to hold such payment or distribution in trust for the Financial Party to the extent necessary to collect all amounts arising out of or in payable in connection with the Financing Documents by the Obligors to the Financial Party may be or may be payable in full; the obligor shall promptly pay or transfer them to the Agent or act at the Agent's direction for use in accordance with Clause 28 (Distribution of Payments, Settlement of Balances).

19.8 Additional Security

This guarantee is in addition to any other guarantee or guarantee now or hereafter held by any financial party and is not affected in any way by such other guarantee or guarantee.

20. REPRESENTATIONS

20.1 Representations

Each Obligor (and the Company in relation to the other Obligors who are not party to this Credit Agreement) hereby (and where expressly referred to, on behalf of its affiliates) makes the following representations:

(a)
existence of the group companies. In the legal form evident from their respective company names, the obligated parties are duly founded and legally existing companies with the right to dispose of their assets in the ordinary course of business and to conduct their business in the current manner.
(b)
Binding Commitments. All subject to legal restrictions
(i)
the obligations assumed by the Obligors in the Financing Documents are lawful, legally binding and enforceable,

(ii) the choice of law of German law in the Finance Documents to which the relevant Obligor is a party is recognized and enforceable in the jurisdiction under which an Obligor was formed and

(iii) any judgment rendered in the jurisdiction of the Federal Republic of Germany relating to the Finance Documents to which the Obligor is a party will be recognized and enforceable in the jurisdiction under which the Obligor was incorporated.

(c)
No Breach of Duty. The conclusion of the financing documents and the implementation of the legal transactions and legal acts provided therein, including the fulfillment of any obligations, do not violate any material legal or contractual obligations or duties (subject to the legal restrictions in each case) or contractual obligations (including those under the Articles of Association, Articles of association or other rules of procedure) of the obligated.
(d)
Authorization. The obliged entities are entitled to conclude the financing documents to which they are party and to carry out the legal transactions and legal acts provided for therein. All necessary (in particular corporate law) Approvals, approvals, applications or registrations are available or have taken place or will be available or have taken place in good time.

(e) Permissions and Permissions.

(i) All permissions required

(A) to make it an obligation to enable it to lawfully enter into Finance Documents and to exercise and/or perform its rights and obligations under the Finance Documents.

(B)
for the Finance Documents to which an Obligor is a party to be admissible in evidence under the jurisdiction under which it is incorporated, have been obtained or effected and are effective.

(ii) All permits necessary for the business operations of the Obligors and theMaterial Group Companies have been obtained and are effective.

(iii) Each Obligor and each Material Group Company shall have title or effective interest in, or all necessary rights, licenses, permits and approvals to use, the assets and intellectual property rights to continue the business as it is then executed, unless the absence of which is not material Adverse effect result.

(e)
Insolvency. No application was made for the opening of insolvency proceedings or comparable proceedings under a foreign legal system regarding the assets of an obligated party or a material group company. There is no obligated party and no significant group company

There is a reason for insolvency in accordance with §§ 17 or 19 of the InsO or a comparable provision of a foreign legal system applicable to a material group company and no enforcement is pursued in the amount of more than EUR 2,500,000.

(f)
No stamp duty or registration required. Under the jurisdiction under which an Obligor is formed, no stamp duty or similar tax or duty is payable in connection with the completion of the Finance Documents or any legal transactions and legal acts contemplated therein, and there is no registration requirement or other legal obligation to officially register the Finance Documents.
(g)
No reason for termination.

(i) There is no reason for termination.

(ii) At the time of signing this Credit Agreement and on the date of the first disbursement under this Credit Agreement, there is no reason for termination and no termination event.

(h)
Information.
(i)
All information and documents essential for their credit decision were made available to the Initial Lenders.

(ii) All documents and written information provided to the agent or other financial party are correct in all material respects.

(iii) To the extent that opinions or expectations are expressed or financial forecasts and predictions are made in the documents, they are the result of careful examination by the authors and are based on assumptions and current information that are realistic at the time of preparation.

(iv) No event or circumstance has occurred which would render the documents and information referred to in sub-paragraph (ii) incorrect or misleading in any material respect.

(j)
Careful accounting. The agent as a disbursement requirement according to Part 1 ofAppendix 2 (disbursement requirements) or the lenders last according to Paragraph (a) of Section 21.1 (Regular Financial Information) and the most recent quarterly reports of the Group and Group companies submitted in accordance with Paragraph (b) of Section 21.1 (Regular Financial Information) are accurate and in compliance with the applicable accounting principles (including applicable valuation principles) have been created and communicate on the respective balance sheet date a (essentially in the case of unaudited financial statements or quarterly reports) picture of the assets, Financial position and results of operations of the group. Since the deadline of the last delivered Financial Statements no material adverse impact has occurred.
(k)
litigation. There are no legal disputes, judicial or official proceedings of a civil, administrative, tax or other nature pending against the obligated or material group companies which, based on reasonable assessment, are likely to be to the detriment of them be decided and in that case would most likely have a Material Adverse Effect.
(l)
group structure. The group organizational chart provided to the agent as a payout requirement pursuant to Part 1 of Schedule 2 (Payout Requirements) represents an accurate and up-to-date overview of the group.
(m)
tax deduction. All payments owed under the Credit Agreement can be made without tax deduction to Eligible Lenders.
(n)
Anti-Corruption, Sanctions and Money Laundering Provisions.
(j)
Subject to subparagraph (ii) below

(A) Neither an Obligor nor, to the best of our knowledge, the obligated party, one of their board members or one of their Employee,

(i)

(ii) are the subject of (or involved in actions against) Sanctions (would be violated) imposed by the US Office of Foreign Assets Control of the US Department of Treasury ("OFAC") and the Office of Export Enforcement of the US Department of Commerce ("OEE") or equivalent sanctions or measures imposed by the United States, the Federal Republic of Germany, the EU or the UN (hereinafter collectively and including the US Foreign and Corrupt Practices Act 1977 and the UK Bribery Act 2010 or any other applicable anti-bribery and anti-corruption laws, "Sanctions") and is owned 50% or more by, or otherwise controlled by, or acting on behalf of, one or more persons who are the subject of Sanctions (collectively, "Sanctioned Persons") , or is located or organized in any country or territory which is subject to sanctions (in particular, but not limited to, Cuba, Sudan, Syria, Iran, North Korea and the Crimea region of Ukraine, collectively "Sanctioned Countries").

(B) To the best of the Obligors' knowledge and belief, no action or investigation by any governmental or regulatory authority has been taken in the last seven years and will not be taken against any Obligor or, to the best of their knowledge, any of their Conducted or threatened by any director or any of their employees in connection with alleged violations of anti-bribery and anti-corruption laws.

(ii) The obligated parties make the representation under (i) only insofar as this does not give rise to any liability under applicable anti-boycott provisions for any of the persons named under (i) (including Regulation (EC) 2271/96 as amended by Regulation (EC) 807/2003). , and Section 7 Ordinance on the Implementation of the Foreign Trade Act (Foreign Trade Ordinance)).

(iii) The Obligors will not make the representation under (i) to any Financial Party to the extent that doing so would give rise to liability under any applicable anti-boycott provisions (including Regulation (EC) 2271/96 as amended by Regulation (EC) 807/2003). , and Section 7 Ordinance on the Implementation of the Foreign Trade Act (Foreign Trade Ordinance).

(iv) The Obligors confirm to the best of their knowledge that

(a)
they all regulations applicable to them to prevent the comply with money laundering and the financing of terrorism and have implemented appropriate measures to ensure compliance with the regulations applicable to them to prevent money laundering and the financing of terrorism; and

(B) no proceedings are for violations of the applicable to them Anti-Money Laundering Regulations and terrorist financing are pending or specifically threatened

(o) collateral. No collateral is encumbered with the assets of the Obliged Persons or other group companies, with the exception of the Permitted Collateral and the conclusion of the financing documents, the fulfillment of their obligations and their execution by the Obliged Persons do not result in an obligation of an Obligor or a Group Company to provide any security other than the Permitted Collateral to order.

(p) Financial liabilities: There are no financial liabilities of group companies except the permitted financial liabilities.

(q) Pari Passu. The obligations of the Obligors to pay under the Finance Documents shall at all times rank at least pari passu with third party payment obligations not secured by collateral, except for obligations which, in the event of bankruptcy or otherwise by operation of law, have priority.

(r) insurance coverage. All assets of the obligated and essential group companies that are necessary for the operation are effectively insured against damage and loss to the extent customary in the industry.

(s) Market conditions. Each group company has only entered into contracts with third parties on terms customary in the market (“at arm's length terms”), whereby customary market conditions are to be determined with the due diligence of a prudent and conscientious businessman.

20.2 Making and Repeating Representations

(a) The representations to be made under this Section 20 will be made on the date of signing of this Credit Agreement.

(b)
The representations made under paragraphs (a) (Existence of Group Companies) through (d) (Eligibility), (e) (i) and (ii) (Permissions and Permissions) and (h)(i) (No Reason for Termination) and the subsections (ii) and (iii) of paragraphs (i) (Information) through (j) (Prudent Accounting)

of Section 20.1 (Representations) are provided by the Obligors (and by the Company for the other Obligors that are not parties to this Facility Agreement are or will be) on the date of accession in the event of a later accession by an Obligor to this Credit Agreement or the

Guarantee contract, repeated when submitting each payment request and each time a prolongation request is submitted.

(c)
In the event that an application for a renewal with regard to a new Interest Period is not submitted, the aforementioned representations shall be deemed repeated by each Obligor on the first day of the new Interest Period.
(d)
Any representations made after the date of signing of this Credit Agreement will be made with reference to the circumstances and facts then in existence.

21. INFORMATION OBLIGATIONS

21.1 Periodic Financial Information

The company will inform the lenders regularly via the agent about the development of the economic situation of the group and, if applicable, each obligated party and submit the following documents to the agent (for forwarding to the lenders) immediately and without being asked:

(a)
Annual financial statements and bank overview: Immediately after preparation, but no later than 150 days after the end of each financial year (or in the case of the audited annual financial statements of ADVA Optical Networking Ltd., no later than 240 days after the end of the financial year, whereby the annual financial statements in unaudited form already no later than 150 days after the end of the financial year must be submitted) must be submitted:
(i)
audited consolidated financial statements and audited individual financial statements of the company (including balance sheet, income statement, cash flow statement with notes and management report, if required by law),

(ii)

(iii) Current bank analysis for the group (broken down by credit type, Borrowers, maturities, repayment modalities and collateral), and unconsolidated and, where available, consolidated financial statements (including balance sheet, income statement and Cash flow statement) of all other obligated parties, in each case to the extent available or legally required in certified form.

(b)
quarterly reports. Immediately upon preparation, but no later than 60 days after the end of each quarter, a consolidated unaudited quarterly report (including balance sheet, profit and loss account and cash flow statement) of the company for the second quarter and a consolidated balance sheet and profit and loss account for the first and third quarter of each fiscal year. The report must include a target/actual comparison with the same period of the previous year.

(c) Budget. Budget signed by a number of natural persons authorized to represent the company registered in the commercial register, which must be reasonably prepared in a form acceptable to the agent and must be submitted no later than 30 days after the start of each financial year.

21.2 Change in Accounting

(a) The Company ensures that all financial statements to be submitted pursuant to Section

21.1 (Regular Financial Information) are prepared in accordance with the same accounting,

recognition or valuation policies (including the exercise of election rights) underlying the financial statements provided to the Agent as a disbursement condition pursuant to Part 1 of Schedule 2 (Disbursement Conditions) , unless promptly notifying the Agent in writing about a change in their accounting, recognition and valuation methods or the exercise of the option rights in the annual financial statements or quarterly reports to be submitted (compared to the financial statements provided to the agent as a disbursement requirement in accordance with Part 1 of Appendix 2 (Disbursement Requirements) ) and provides the lenders significant changes, a reconciliation statement satisfactory to the agent explaining the economic impact of the new methods is available from a Chartered Accountant (except for changes relating to the reclassification of operating leases as finance leases due to of the IFRS regulations that will apply after January 1, 2019).

(b) At the request of the Agent (acting at the direction of a majority of the Lenders), the Borrower and the Lenders shall for a period not exceeding three (3) Weeks of negotiations on an adjustment of the key financial figure in accordance with Section 22 (financial indicator) and the margin adjustment according to clause 9.3 (margin adjustment) (except for changes regarding the reclassification of operating leases as finance leases due to the IFRS regulations, which will apply after January 1, 2019). If no agreement is reached within this period or before the end of the current quarter, the financial ratio and the calculation of the leverage ratio for the margin adjustment will continue to be calculated based on the previous accounting, recognition and measurement methods. In this case, the borrowers are obliged to continue a pro forma account based on the previous accounting, recognition and valuation methods.

21.3 Compliance Certificate

The company will provide the agent with each quarterly report and each consolidated financial statement, for the first time together with the annual financial statements as of December 31, 2018, an audit certificate signed by a number of natural persons who are authorized to represent the company (but at least one member of the Management Board) entered in the commercial register ("Compliance Certificate ") in the form of the model in Annex 10 (model compliance certificate) with the addition of sufficiently detailed calculations, which

(a) confirms compliance with the financial ratio specified in Section 22 (financial ratio) and shows the gearing required for an adjustment of the margin

(b) reports the amounts that the Company reports in accordance with the IFRS rules effective before January 1, 2019 for the purpose of calculating the financial ratio in accordance with paragraph 22 (Financial ratio) and the margin adjustment in accordance with Clause 9.3 (margin adjustment) has qualified as an operating lease and which, according to the IFRS regulations that will apply after January 1, 2019, will qualify as a finance lease and

(c) additionally if submitted together with the audited consolidated financial statements of the company

(i) a list of significant Group companies and

(ii) a calculation showing that the warranty coverage according to para.

23.18 (Warranty Coverage, Joining of Guarantors) is complied with and which is accompanied by a confirmation from the Company's auditors that the list and the individual calculations are correct.

21.4 Other information, bank meeting

The obligated are (each for forwarding to the lenders) to the agent in case of paragraph (a) at the same time and in all other cases immediately, but in any case no later than five (5) banking days after becoming aware

(a)
all written information about their financial circumstances that a Obligor makes generally available to other lenders,
(b)
any other written information that the Agent (or a Lender through the Agent) reasonably requests. about the economic or financial situation of the group, the course of business, the annual accounts and interim reports to be submitted by the obligated parties and the budget (in text form) as well as explanation of this information by natural persons authorized to represent the company in a number of authorized representatives in a meeting with representatives of the lenders (max once in each financial year),
(c)
any other information and disclosure that a lender (about the Agents) reasonably to the financial and economic circumstances of obligated and the group requests,
(d)
Information regarding any material judicial, arbitration or regulatory proceeding against a Group company become pending, provided that these with predominant probability could have a negative outcome and this one could have a material adverse effect,
(e)
Information about (i) the existence of a reason for termination or termination, (ii) or changes in the composition of the board of directors company or the management of an obliged entity and (iii) change of financial year of the obligated,
(f)
Information about the initiation of insolvency proceedings or similar Proceedings in a jurisdiction other than the Federal Republic of Germany in relation to a member of the group, and
(g)
at the request of a finance party (via the agent), all information, documents and evidence that the relevant finance party reasonably requires in order to comply with its legal or regulatory obligations to identify a borrower and a beneficial owner (including but not limited to section 18 KWG and pursuant to the other provisions of the Money Laundering Act, the Banking Act and Section 154 of the Tax Code or comparable provisions in other applicable legal systems).

22. FINANCIAL INDICATOR

22.1 Definitions

"Calculation Date" means March 31, June 30, September 30 and December 31 of each year during the term of this Credit Agreement beginning on December 31 of December 2018.

"Financial debt" means (without double counting) all liabilities of Group companies (excluding those from derivative transactions) to banks plus liabilities

(a)
acceptances,

(b)
sold or discounted receivables (e.g. fake factoring), unless recourse against a group company is excluded (if there is limited liability/recourse in the case of the sale of receivables without fundamental recourse against a group company, this amount is classified as financial debt to record (deductible))
(c)
repurchase agreements,
(d)
Borrowing on the capital market, promissory note loan, commercial Paper (including promissory notes, bonds, commercial paper, any other debenture or other securitized debt instrument),
(e)
Finance lease transactions to the extent that they are accounted for as finance leases under the applicable IFRS rules (although those leases and hire-purchase agreements that were accounted for as operating leases under the IFRS rules before January 1, 2019 will continue to be accounted for after January 1, 2019 can be accounted for as operating leases), and
(f)
other interest-bearing on-balance-sheet financial liabilities (excluding provisions) that have the economic effect of borrowing.

"EBITDA" means operating income reported

(a)
plus write-downs on financial assets,

(b)

(c) plus amortization of goodwill, plus depreciation of intangible assets and property, plant and equipment.

"Leverage" means the ratio of financial debt to EBITDA.

22.2 Financial Covenant

The company guarantees that the leverage ratio of 2.75 will not be exceeded on each calculation date during the term of this loan agreement.

22.3 Calculation and Verification

(a) The Financial Covenant is calculated on each Calculation Date subject to paragraph (c) on the basis of the Company's consolidated financial statements in accordance with Clause 21.1 (Periodic Financial Information) .

(b)

(c) The key financial figure is made up of earnings figures and/or balance sheet figures. Earnings figures and the interest and redemption payments always relate to the rolling period of twelve (12) months ending on the respective calculation date, the balance sheet figures to the value on the calculation date. If a company or business is bought or sold during a 12-month period, for purposes of calculating the financial ratio, the Contribution of this company or company to the EBITDA and to Group financial indebtedness as if the acquisition or sale had taken place on the first day of the 12-month period.

(c)
The company will demonstrate compliance with the key financial figure by submitting the compliance certificates in accordance with Section 21.3 (Compliance Certificate). If the compliance certificate to be confirmed by the auditor shows that a previous compliance certificate was not applicable, the compliance certificate confirmed by the auditor is decisive.

23. GENERAL CONDITIONS

23.1 Permissions

Each Obligor (and the Company in relation to the other Obligors who are not party to this Loan Agreement) warrant that they have obtained all permissions required by the jurisdiction in which they are incorporated from time to time to:

(a)
to be able to fulfill their obligations under the financing documents;
(b)
the effectiveness and enforceability of the financing documents and their ensure admission as evidence; and
(c)
to operate their business operations in the form exercised, promptly obtain, comply with and do whatever is necessary to ensure that they remain in force, in each case to the extent that breach of such permit requirement would have a Material Adverse Effect.

23.2 Compliance with Laws and Contractual Obligations

Each Obligor (and the Company in relation to the other Obligors who are not party to this loan agreement) warrant that

(a)
the laws and regulations applicable to the obligated parties and significant administrative and judicial orders; and
(b)
the obligations of the obligated party from material contracts with third parties or other binding agreements be complied with to the extent that breaching them would have a material adverse effect.

23.3 Anti- Corruption, Sanctions and Money Laundering Provisions

(a) Each Obligor (and the Company in respect of the other Obligors who are not parties to this Loan Agreement) warrant (subject to paragraph (b) below)

(i) not to use, lend or otherwise use, directly or indirectly, the proceeds generated under this Credit Agreement for any purpose that violates any applicable sanctions would constitute, but solely for this in this purpose specified in the credit agreement or to a natural or legal person as a loan or in any other way exclusively for the purpose specified in this credit agreement to make available and

(ii) conduct its business in accordance with applicable sanctions, anti-corruption and money laundering regulations and implement and maintain policies, procedures and controls that ensure compliance by the obliged entities with applicable sanctions, anti-corruption and money laundering regulations.

(c)
The obligations under paragraph (a) above apply only to an Obligor or to a Financial Party to the extent that this does not result in a violation of applicable anti-boycott regulations (including Regulation (EC) 2271/96 as amended by Regulation (EC) 807). /2003, and § 7 Ordinance on the Implementation of the Foreign Trade Act (Foreign Trade Ordinance)).

23.4 Corporate Structural Measures

Each Obligor (and the Company in relation to the other Group companies that are not parties to this Credit Agreement) warrants that no Group company will effect a merger, demerger, change of legal form, accrual or other corporate structural measure, unless it is such corporate reorganization in relation to (i) one or more Obligors (where the Company has an interest, this must be the remaining Company), or (ii) one or more Non-Obligors and payments or other dispositions resulting therefrom are made only for the benefit of other Group Members.

23.5 Change of Business

Each Obligor (and the Company in respect of the other Obligors not party to this Credit Agreement) will ensure that no Obligor will materially alter or cease to operate its business, except as otherwise permitted under the Credit Agreement Measure.

23.6 Acquisitions and Joint Ventures

Each Obligor (and the Company in relation to the other group companies that are not parties to this Credit Agreement) warrants that no group company will acquire shares, companies or parts of companies, establish new companies or invest in existing companies outside the group, with the exception of Permitted Acquisitions.

23.7 Obligation to Maintain Intellectual Property Rights

Each Obligor (and the Company, in respect of the other Obligors not party to this Loan Agreement) agrees to maintain all intellectual property rights necessary for the conduct of the Obligor's business, to defend against infringement and to have record keeping obligations related thereto (e.g. requesting required registrations, submitting required documents and paying required fees).

23.8 Pari Passu Clause

Each Obligor (and the Company in respect of the other Obligors not party to this Loan Agreement) warrants that its obligations under the Financing Documents will at all times rank at least par with unencumbered third party obligations other than obligations , which are to be fulfilled as a matter of priority in the event of insolvency or otherwise by operation of law.

23.9 Negative Declaration

Each Obligor (and the Company in relation to the other Group Companies which are not parties to this Loan Agreement) warrant that no Group Company will post or agree to any Collateral or allow any Collateral to remain in place, other than Permitted Collateral.

23.10 Sale of Property

Each Obligor (and the Company in respect of the other Group companies that are not parties to this Credit Agreement) warrant that no Group company will dispose of any assets other than Permitted Disposals.

23.11 Normal Market Conditions

Each Obligor (and the Company in relation to the other Group companies that are not party to this Credit Agreement) vouch that no Group Company enters into contracts with third parties or transact business that deviate significantly from normal market conditions and thus do not stand up to third-party comparison, es unless the group company could not recognize this when concluding the contract or transaction when applying the due diligence of a prudent businessman.

23.12 Lending and Assumption of Liability

Each Obligor (and the Company in relation to the other Group companies that are not parties to this Credit Agreement) will ensure that no Group Company grants or maintains any credit, guarantee, surety or other assumption of liability for the liabilities of third parties, other than Permitted Credit Grants and Permitted Assumptions of Liability.

23.13 Payments to shareholders and related parties

Each Obligor (and the Company in relation to the other group companies that are not parties to this Credit Agreement) will ensure that no group company will distribute any dividends or other payment or benefit to any direct or indirect shareholder or partner of the Company or any related party Person Makes Payments Except Permitted.

23.14 Financial Liabilities

Each Obligor (and the Company, in relation to the other Group companies that are not parties to this Credit Agreement) warrant that no Group Company will enter into or maintain any financial liabilities (including finance leases and sale and leaseback transactions), except as permitted financial liabilities.

23.15 Insurance

Each Obligor (and the Company in relation to the other Obligors or Significant group companies that are not parties to this credit agreement) are responsible for ensuring that the obligated parties and significant group companies take out or maintain the insurance policies that are necessary for their business operations and are customary in the industry and will provide evidence of this to the agent at his request.

23.16 COMI

The company guarantees that no obliged entity will relocate its registered office or its center of main interest (COMI) to another country.

23.17 Use of Credit Funds

The company is responsible for the intended use of the loans and claims under the sub-credit lines in accordance with this credit agreement.

23.18 Warranty Coverage, Accession by Guarantors

The Company warrants that as of the date of this Credit Agreement (based on EBITDA and total assets as of June 30, 2018) and thereafter within 45 days of the submission of the Consolidated Financial Statements pursuant to paragraph (a) of Section 21.1 (Regular Financial Information) , Group companies, their EBITDA (calculated according to Section 22 (Financial ratio)) or total assets (each on a consolidated basis) represent at least 75% of the consolidated Group EBITDA (calculated in accordance with Section 22 (Financial ratio)) or total assets of the Group on a consolidated basis (each based on the consolidated financial statements of the Company) , are guarantors in connection with this credit agreement or, if necessary, accede to this credit agreement or the guarantee agreement as guarantors in accordance with

Section 26.2 (Accession of Guarantors , whereby, to the extent necessary to comply with the obligation under this Section 23.18, first of all Material Group Companies and, to the extent still necessary ,others thereafter Group Companies of this credit agreement or the guarantee agreement as guarantors should join.

23.19 Subsequent Condition, Legal Opinion

The Company warrants that within 60 days of the date of the first disbursement, a legal opinion (in a form and form and content reasonably satisfactory to the Agent) will be obtained from the Borrower's Legal Counsel under Georgia law recognizing the Choice of Law Clause and of the place of jurisdiction clause of the guarantee contract and for the recognition and enforceability of a German judgment in connection with the guarantee contract.

24. TERMINATION

24.1 Reasons for Termination

Any of the following events and circumstances constitute grounds for termination:

(a)
Non-Payment: An Obligor fails to make any payment due under a Funding Document when due unless the non-payment is due to a technical or administrative error and is corrected within three (3) bank working days after the due date.

(b)

(c) Improper use: A loan used or a claim under a sub-credit line is used for a purpose other than that specified in Section 3 (Purposes) and, to the extent that this can be remedied, not remedied within fifteen (15) banking days after the Company has become aware or has been notified by the Agent.

Financial ratio: The financial ratio according to clause 22 (financial ratio) is not met.

(d)
Other Obligations: Any other obligation contained in the Finance Documents (other than as set forth in paragraphs (a) (non-payment) through (c) (financial ratio)) is not complied with by an Obligor and, to the extent that the fulfillment of the relevant obligation can be rectified, is not rectified or rectified within fifteen (15) banking days after the Obligor became aware of it or the Agent notified the Obligor.
(e)
Representations: Any representation to be made or repeated or deemed to be repeated by the Company or an Obligor under any Finance Document is materially incorrect or misleading at the time made and, subject to the representations pursuant to Section 20.1 (Representations) (i) ( Information) and paragraph (j) (Prudent Accounting) , to the extent that it can be cured, is not cured within fifteen (15) banking days of the Obligor become knowledgeably or notifying the Obligor by the Agent.
(f)
Cross default: A financial liability of an obligated party or a material group company is not paid when it falls due and within a payment period granted; a creditor of an obligated party or a material group company is entitled to terminate a financial liability vis-à-vis an obligated party or a material group company extraordinarily early or a corresponding termination is already effective unless the affected financial liabilities of all affected obligated parties and significant group companies do not exceed a total of EUR 7,500,000 or the equivalent in other currencies.

(g)
Insolvency:

(i) In the case of an obligated party or a material group company that was founded under German law or has its center of main interests (COMI) in Germany, there is a ground for insolvency pursuant to Sections 17 or 19 of the Insolvency Code.

(ii) An Obligor or a Material Group Company has generally ceased or announced that it will make payments on its debt.

(iii) An Obligor or a Material Group Company , due to financial difficulties, enters into negotiations with one or more of its creditors of financial liabilities with the aim of generally restructuring its liabilities.

(iv) In respect of an Obligor or a Material Group Company which is not incorporated under the laws of Germany and does not have its center of principal interest (COMI) in Germany, an event occurs which gives rise to the circumstances set out in paragraph (i) above designated events.

(h)
Bankruptcy Proceedings, Moratorium, Liquidation and Other Proceedings: About the An application for the opening of insolvency proceedings or similar was filed against the assets of an obligated party or a significant group company Proceedings in accordance with a foreign legal system (unless one of Application made by a third party is obviously abusive and will be rejected or withdrawn within fifteen (15) banking days), provisional insolvency measures taken, or insolvency proceedings, moratorium, other debtor protection or similar proceedings opened in a relevant jurisdiction (or the opening of insolvency proceedings or a comparable one). proceedings under a foreign legal system were dismissed for lack of assets) or liquidation proceedings were applied for or initiated.
(i)
Foreclosure measures: Foreclosure measures or a corresponding measure (but not the mere threat thereof) will be taken against the assets of an Obligor or a Material Group Company in respect of an outstanding amount of more than EUR 3,500,000 in an individual case or the equivalent in other currencies and not within fifteen (15) bank working days after an obligated party has become aware of it again or temporarily suspended.
(j)
Unlawfulness, Invalidity: A Finance Party's right under a Finance Document is not effective or unenforceable or the performance of any obligation under the Finance Documents is unlawful for an Obligor and this will not be cured within five (5) banking days of an Obligor's knowledge.
(k)
Acknowledgment of a Funding Document: An Obligor does not acknowledge, contest or dispute its obligations under a Funding Document.
(l)
Legal Disputes: A legal dispute, judicial or administrative proceeding of a civil, administrative, tax or other nature is pending against an Obligor or a Material Group Company which will most likely have a Material Adverse Effect.
(m)
Expropriation: An expropriation is initiated in respect of an Obligor's or Material Group Company's property that could result in a Material Adverse Effect.
(n)
Cessation of business operations: an obliged entity ceases its business operations or substantial parts of its business operations.
(o)
Material Adverse Impact: A circumstance exists which results in a Material Adverse Impact.

24.2 Rights of Lenders

After there is a reason for termination according to Section 24.1 (reasons for termination)

(a)
the lenders are not obliged to make further payments and
(b)
the agent is obligated at the direction of the majority of lenders
(h)
the loan commitments made under this Credit Agreement and Sub-credit line commitments and all other obligations of terminate Financial Parties in whole or in part; and or (ii) the immediate repayment of outstanding loans together with the interest accrued on each and all others under this credit agreement to demand amounts due; and or

(iii) Demand immediate repayment of the Outstanding Sub-Line Amounts.

24.3 Obligations of the Borrower

After termination, the borrower is obliged to

(a)
immediately, but no later than within three (3) bank working days in the to repay any loans and other outstanding sums referred to in the notice of termination and paid to him and all interest thereon, Commissions, fees and other to the lenders in accordance with the Funding documents to pay amounts owed and
(b)
to pay a prepayment penalty if the loan is not repaid at the end of an interest period.

25. TRANSFER OF UNDERTAKING SHAREHOLDINGS

25.1 Transfer of Undergraduate Shares

(a) Each Lender may, with the consent of the Company, (i) assign its rights in whole or in part, or (ii) assign and transfer its rights and obligations in whole or in part by way of underwriting, in each case those under this Loan Agreement in respect of each of its loan commitments together with its pro rata Rights and obligations from the remaining financing documents ("consortium share")) and in each case to other financial institutions, banks and, in the event of a material reason for termination, to a fund or other person who regularly issues loans, securities or other financial investments or invested in or incorporated for that purpose (each, a "Permitted New Lender"). A competitor is under any circumstances an Approved New Lender.

(b) Consent shall not be unreasonably withheld and is not required in the event of an assignment or transfer (if each is a Permitted New Lender) (i) to another Lender, (ii) to a Lender Affiliate, or (iii) during the existence of a reason for termination. The Company's consent shall be deemed to have been given unless it has expressly objected within ten (10) banking days after the existing lender has requested its consent.

(c) For each transfer (except in the cases of paragraph (b) (i) and (ii) the accepting lender shall pay a transfer fee of EUR 3,500 to the agent.

(d) A consortium share is transferred to a lender by concluding a transfer agreement between the transferring lender, the accepting lender and the agent, essentially in the form of the template in Annex 12 (model transfer and accession agreement). The other parties to this Loan Agreement, subject to the conditions set out in Section 25.1(a) required approvals already today or at the tme of their accession to this credit agreement irrevocably their consent to the contract accession. The assignment is effective only if the Agent is approved by the Permitted New Lender written confirmation (in form and content satisfactory to the Agent) that the Permitted New Lender assumes the same obligations to the other Financial Parties that it would have had it been an Initial Lender.

(d)
If a measure taken by the financial parties under this Section 25 results in a payment obligation on the part of an obligated party under Section 14 (Taxes) or Section 15 (Cost increase), the obligation under Section 14 (Taxes) or Section 15 (increase in costs) justified payment obligation, if the Obligation to pay without the action of the Financial Parties under this Clause 25 would not have arisen.
(e)
Both the transfer and the assignment will be effective only if the Agent has completed all necessary customer identification procedures or comparable identification procedures under all applicable laws and regulations in connection with an assignment or transfer, as applicable, under this Section 25; the agent will notify the parties concerned of the completion of these procedures without undue delay.

25.2 Security Interests in Underwriters / Transfer of Economic Risk

Any Lender may, without the consent or notice of the Company or any other Obligor, exercise its rights under or in connection with the Finance Documents securing claims on any member of the European System of Central Banks (e.g. the Deutsche Bundesbank), the European Investment Bank or any other supranational bank, a credit institution, the Kreditanstalt für Wiederaufbau (KfW) or another development bank, a financial services institution, a financial company, an insurance company, a pension scheme, a pension fund or a special-purpose vehicle established by the aforementioned institutions for the purpose of securitizing loan claims or to create other security rights thereto or to insure the economic risk of the granting of the loan - including any associated collateral, if applicable - in whole or in part with a third party or on third parties, through credit derivatives the, under asset-backed securities transactions or through loan sub-participations, provided that such action will not relieve the relevant lender of its obligations under the Financing Documents. The refinancing institute is in no way restricted in the realization of the collateral. In the event of assignment or transfer of Rights to the Deutsche Bundesbank, the borrower will provide balance sheet figures and/or a self-assessment to the Deutsche Bundesbank upon request.

26. ACCESSION OR WITHDRAWAL OF GUARANTORS

26.1 Transfers by Obligors

No Obligor is entitled to transfer or pledge to third parties its rights and obligations under this

Credit Agreement or the Guarantee Agreement.

26.2 Joining of Guarantors

(a) A group company can join this credit agreement or the guarantee agreement as a guarantor if

(i) they have a membership agreement essentially in the form of the sample attached 14 (model accession agreement guarantors) or the model attached to the guarantee agreement and

(ii) all admission requirements according to Part 2 of Appendix 2 (disbursement requirements) or corresponding accession requirements under the guarantee agreement in relation to the acceding group company are met.

(c)
The obligated parties give their irrevocable consent to the accession to the contract already today or at the time of their accession to this credit agreement; the financial parties authorize the agent to enter into the accession agreement on their behalf.

26.3 Retirement of Guarantors

"Sale to Third Party" means any sale of a Guarantor to a person who is not a Group Company, provided such sale is a Permitted Sale or is approved by a majority of Lenders.

(a)
In the event of a sale to a third party, the company can request that a guarantor (with the exception of the company) from this loan agreement or .
(b)
The agent must accept a resignation request and the company and the Notify lenders when
(i)
in the case of a sale to third parties, the company has confirmed to the agent in accordance with the withdrawal request that a sale to third parties has taken place,

(ii) no termination event exists or would result from the resignation (and the Company does so to the Agent pursuant to the has confirmed the request to leave) and

(iii) in the event of withdrawal, no payments are due from the guarantor in accordance with clause 19 (guarantees) or the respective guarantee contract.

(c)
The resignation becomes effective upon acceptance by the agent, but in the case of a sale to a third party only upon completion of the sale, so that the relevant group company remains guarantor up to this point. Upon the consummation of the third party sale or other exit, the relevant group company is no longer a guarantor and has no rights or obligations under the financing documents as guarantor.

27. RIGHTS AND OBLIGATIONS OF AGENT AND OTHER PARTIES

27.1 Order

Each Lender engages the Agent pursuant to and in connection with the Finance Documents.

27.2 Power of Attorney

Each lender grants the agent power of attorney to make all declarations and in to receive, to exercise rights and to take actions, insofar as this is for the performance of the duties assigned to the Agent by the Financing Documents is necessary or expedient and for this purpose releases the Agent from the

Restrictions of § 181 BGB, insofar as this is legally permissible; any lender who cannot grant this exemption, the agent will be informed immediately. The agent is entitled to grant sub-authorizations to the same extent.

27.3 Directions of Majority of Lenders

(a) Except as otherwise provided in a Finance Document, (i) the Agent shall exercise or refrain from exercising any rights, powers and discretions it may have as Agent as directed by a majority of the Lenders and (ii) the Agent shall have no liability for Acts or omissions done or done at the direction of the majority of lenders.

(b) Unless otherwise provided in a Finance Document, all instructions of the majority of Lenders are binding on all Lenders.

(c) The agent is authorized

(i) instructions or clarification of any of the majority of lenders to request instructions as to whether and how he exercises his rights, powers and exercise discretion or refrain from doing so and may remain inactive until he has received corresponding instructions or clarifications and

(ii) require the lenders to provide sufficient security with regard to the costs, expenses, damages or liabilities (including any sales tax that may be incurred) that may arise in connection with the fulfillment of the instruction before the execution of an instruction and can refrain from following an instruction from the majority of the lender (or, where relevant, all lenders) until he has received the security he requested.

(d)
In the absence of direction from a majority of the Lenders (or, as applicable, all Lenders or a group of Lenders), the Agent may act or refrain from acting in what is believed to be the best interests of the Lenders. The Agent will not take any legal action on their behalf without the consent of a financial party.

27.4 Agent's Obligations

(a) The agent's tasks are purely technical and administrative in nature. The Agent has no obligations to the Financial Parties other than those expressly assumed in this Loan Agreement and the other Financing Documents, if any.

(b) Subject to the provisions of paragraph (c), the agent of a party will promptly forward the original or copy of any document received on its behalf from another party.

(c) Notwithstanding the provisions of Section 25 (Transfer of Underlying Interests) , paragraph (b) shall not apply to transfer agreements.

(d) Except as expressly provided in any Finance Document, the Agent shall have no obligation to review or verify the adequacy, completeness or accuracy of any documents it transmits to any other party.

(e) If the agent

(j)
with reference to this Credit Agreement, a notice from a receives party describing the circumstances of a termination event and advising that this constitutes an event of termination, or

(ii) becomes aware of any non-payment of principal, interest or fees or other charges owed to any financial party (other than the Agent) under this Credit Agreement, he will immediately notify the other financial parties.

(e)
The Agent is under no obligation to monitor or investigate whether a Termination Event has occurred. It must not be assumed that the agent is aware of the occurrence of a termination event.

27.5 The Arrangers

Except as expressly provided otherwise in the Finance Documents, the Arrangers have no obligations to any other party in connection with the Finance Documents.

27.6 No Fiduciary Duties

(a) Nothing in this Credit Agreement appoints the Agent or the Arrangers as a fiduciary of any other person. The agent and the arranger have no duty of care towards another person.

(b) Neither the Agent nor the Arrangers or sub-credit lenders (or any Affiliate of such sub-credit lender) shall be under any obligation to account to any other financial party for any amount due on their behalf or any profits derived therefrom.

27.7 Doing Business with the Group

The Agent, Arrangers and Sub-Lending Banks (or an Affiliate of any such Sub-Lending Bank) may accept deposits from, make loans to, and generally have a banking or other business relationship with any Group Company.

27.8 Agent's Rights and Discretion

(a) The agent can

(i) rely on any representation, communication or document which he believes to be genuine, accurate and signed by an authorized signatory; and

(ii) rely on any statement made by a director, authorized signatory, or employee of any person regarding matters which may reasonably be believed to be within his or her knowledge or control.

(c)
The agent may accept, insofar as he is in his capacity as an agent for the Lender has not received notice to the contraryno event of termination has occurred, unless he is actually aware of the occurrence of a non-payment pursuant to Section 24.1(a) (Non-Payment) ,

(ii) if it receives instructions pursuant to Clause 27.3 (Instructions of the Majority of Lenders) and these have not been withdrawn, that the conditions required by the Finance Documents for the execution of such instruction have occurred,

(iii) neither party nor required under this Credit Agreement group of lenders has exercised its rights, authority or discretion and

(iv) any notification or request by the Company (other than a request for payment or a request for renewal) is also made for the other Obligors with their knowledge and consent.

(c) The Agent may retain, pay and rely on attorneys, accountants, surveyors or other advisers in connection with the Finance Documents and shall not be liable for any damages, costs or losses to any person, depreciation or other liability arising out of its reliance on them . In addition, the Agent may from time to time seek the advice or services of lawyers, accountants, accountants, appraisers and other professional advisers or experts (including the services of lawyers acting as independent (and thus separate from any lawyers retained by the Lenders) advisors to the Agent , to the extent that the Agent deems it necessary.

(d) The Agent may perform its duties under the Finance Documents through employees and representatives and shall not be liable for any damage caused by their misconduct or omission unless caused by the Agent's willful misconduct or gross negligence.

(e) The Agent shall have the right, in its sole discretion, to disclose to any party to this Credit Agreement any information which it reasonably believes it has received in its capacity as Agent. In this respect, the obligated parties release the agent and the other financial parties from banking secrecy.

(f) The Agent shall have the right not to take any action which in its opinion violates any law, regulation, confidentiality obligation or may give rise to a duty of care.

(g) The Agent shall not be authorized to represent the Lender in any litigation or arbitration relating to the Finance Documents without the prior consent of the relevant Lender.

27.9 Accuracy and Completeness, Credit Check

The Agent has no obligation to any Lender to verify the accuracy or completeness of any documentation submitted to it or any other information provided by any person, whether or not such information was circulated by the Agent. In particular, each lender is solely responsible for assessing the borrower's creditworthiness and the legal validity and enforceability of the financing documents.

27.10 Reimbursement of Expenses, Release

(a) Upon the agent's request for payment, the lenders will reimburse the agent for all reasonable external costs incurred in connection with the preparation and legal review of the financing documents and the fulfillment of his other duties as an agent, insofar as they have not been reimbursed by the borrower. The agent will prove the costs incurred to the lenders at their request. He can demand reasonable advances from the lenders.

(b) The Lenders shall indemnify the Agent, at the Agent's request, for any claim made against the Agent in connection with any Financing Document.

(c) Lenders are liable to the agent in proportion to their respective loan commitments. Joint and several liability of the lenders is excluded.

27.11 Agent Liability

The agent is only responsible for intent and gross negligence.

27.12 Agent's Working Hours

(a) Any amount payable to the Agent pursuant to Section 18 (Costs and Expenses), Section 17.3 (Agent Indemnification) or Section 27.10 (Reimbursement of Expenses, Indemnification) , as the case may be, shall include the cost of using the time or other resources of the include Agents and shall be calculated on the basis of reasonable daily or hourly rates made known by the Agent to the Lenders and the Company and shall be in addition to any fees paid or payable to the Agent pursuant to Section 13.4 (Agent's Commission) .

(b) The Agent may under this Clause 27.12 only recover such expenses from the Company or any group company as to the cause and amount of which it has previously agreed with the Company and which has agreed to be reimbursed.

27.13 Change of Agent

The Agent may at any time terminate the order placed by the Lenders pursuant to Clause 27.1 (Order) . The termination must be declared in writing to the lenders and the borrower with a notice period of 30 days. After hearing the company, the lenders can revoke the order at any time by resolution. The decision will take effect 30 days after it is made. The majority of lenders may appoint a successor with the consent of the company (which shall not be unreasonably withheld). If he does not appoint a successor or does not appoint a successor within 20 days, the previous agent may, with the consent of the Company (which may not be unreasonably withheld) appoint a successor. The incumbent agent is relieved of his obligations under this Credit Agreement if a successor is named and the named successor has accepted his appointment as agent. The previous agent must hand over to the new agent all documents that are necessary for the fulfillment of his duties. The new agent takes over all the rights and obligations of the previous agent from the financing agreements. The other parties to this loan agreement already agree to this contract takeover by the successor. The parties to this Credit Agreement will cooperate in all actions necessary for such change of agent. The borrower shall bear the costs incurred in connection with the change of agent.

27.14 Termination of Agent Due to FATCA

The Agent must terminate the engagement given to it by the Lenders pursuant to Clause

27.1 (Appointment) pursuant to Clause 27.13 (Change of Agent) (and the Agent shall make all reasonable efforts to find a successor pursuant to clause 6 of Clause 27.13 (Change of Agent). Agent(s) ) if three months prior to the earliest FATCA Effective Date applicable to payments made to the Agent under the Finance Documents or any time thereafter

(a) the Agent fails to comply with a request by a Party pursuant to Clause 14.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent is not, or will not be, a FATCA Exempt Party on or after the FATCA Effective Date,

(b) it is apparent from the information provided by the agent pursuant to Clause 14.8 (FATCA Information) that the agent is not or will not be (any longer) a FATCA Exempt Party on or after the FATCA Effective Date; or

(c) the Agent notifies the Borrower and the Lenders that it is not or will not be a FATCA Exempt Party on or after the FATCA Effective Date, and (in each such case) Company or a Lender reasonably believes that a party will need to make a FATCA Withholding that would not be necessary if the Agent were a FATCA Exempt Party and Company or such Lender requests the Agent to do so to terminate the order given to him by the Lenders pursuant to Clause 27.1 (Order) .

27.15 Confidentiality

(a) In terms of acting as a representative of the financial parties, the agent's relevant department is treated as a separate organizational unit from its other units and departments.

(b) If another internal entity of the Agent receives certain information, that entity may treat it as confidential and the Agent need not be held responsible for having knowledge of it.

27.16 Role of Reference Banks

No Reference Bank shall be liable for its actions under or in connection with the Funding Documents or for the Ask Rates it quotes in determining the Reference Interest Rate, unless it acted with intent or gross negligence. No party (other than the relevant Reference Bank) may initiate any proceeding against any officer, employee or agent of any Reference Bank with respect to any action taken against such Reference Bank or for any act or omission of any kind by such officer, employee or agent in connection with any Funding Document or any Initiate quoting of the claim due to a reference bank. An officer, employee or agent of any reference bank may rely on this clause

27.16 pursuant to section 328 paragraph 1 of the German Civil Code (genuine qualifying contract for the benefit of third parties) .

A reference bank that is not a party may invoke this Section 27.16, Clause 32.2 (d) (Changes to Waivers) and Section 34 (Confidentiality of Refinancing Costs and Asking Rates) pursuant to Section 328 Paragraph 1 BGB (genuine qualifying contract in favor of third parties) .

28. DISTRIBUTION OF PAYMENTS; BALANCING

28.1 Distribution of Payments

Except as otherwise provided in a Finance Document, all Obligor and Lender payments (except under a sub-credit agreement) shall be made through the Agent. The agent will forward incoming payments to the respective entitled parties in compliance with the provisions of clause

29.5 (order of repayment) and subject to receipt by the agent on the correct value date.

28.2 Repayments, interest payments etc.

Amounts repaid under the individual credit lines (including voluntary early repayments and mandatory special repayments), interest, commitment commission, etc. are to be distributed among the lenders according to their respective claims.

28.3 Recovery

If the agent has paid an amount to another party but has not received the amount itself, the receiving party will immediately refund the amount plus interest to the agent upon a corresponding request. The amount of interest corresponds to the agent's refinancing costs from the time the agent pays out until the day the agent recovers the amount.

28.4 Settlement

(a) If at any time a lender (the "Beneficiary" ) receives a payment in derogation of Section 29 (Payments and Order of Payment) in respect of its claims under this Loan Agreement or otherwise (e.g., by offsetting) those claims from funds of an obligor are to be repaid (the "received amount"), the following applies:

(i)

(ii) the recipient will inform the agent immediately, but no later than three (3) bank working days after receipt, of the amount received and the circumstances of receipt, the agent determines whether the amount received exceeds the amount that the recipient would have received if the amount received pursuant to clause 29.5 (Order of repayment) paid to the agent and paid by him according to clause 28.1 (distribution of payments) would have been distributed, and (iii) at the Agent's request, the Recipient shall within five (5) Bank Business Days, forward to the Agent an amount ("Settlement Amount") equal to the amount received less the amount determined by the Agent to be due to the Recipient.

(b)
The debt to the Recipient shall be deemed settled only to the extent due to the Recipient and the Agent shall distribute the Settlement Amount among the remaining Lenders in accordance with Clause 29.5 (Order of Repayment) .
(c)
If the amount received is to be returned by the recipient, the lenders benefiting from this Clause 28.4 must repay to the recipient the amounts distributed to them plus pro rata interest to be paid by the recipient. The claims of the lenders are deemed not to have been met in the amount of the repaid amounts.
(d)
The provisions of this clause 28.4 do not apply in the event that a recipient receives payments as a result of court or arbitration proceedings in which the other financial parties have not participated despite being asked to do so.

28.5 Applicability

This Section 28 (Distribution of Payments; Balance Settlement) shall not apply to amounts that

(a)

(i) (ii) a sub-credit bank under a sub-credit line, a Local Lender under an umbrella line, and a Lender or a Local Lender under a Maximum Amount Guarantee prior to giving notice of termination under Section 24(Termination) . Upon giving notice of termination pursuant to Section 24 (Termination) , this Section 28 (Distribution of Payments; Settlement) shall also apply to such amounts provided that the Lender of which Affiliate the applicable Local Lender is the Lender Beneficiary.

29. PAYMENTS AND ORDER OF PAYMENT

29.1 Currency

All payments under this credit agreement will be made in EUR.

29.2 Maturity

If a payment is due on a day that is not a bank working day, the due date is the next bank working day, unless this falls in the next calendar month; in this case, the due date is the immediately preceding bank working day.

29.3 Paying Agent

(a) All payments by the obligated parties in favor of the lenders are made to an account to be designated by the agent.

(b) All payments in connection with the sub-credit lines are made to an account designated by the respective sub-credit bank.

(c) Payments made in deviation from the aforementioned provisions have no repayment effect.

29.4 Settlement Accounts

The borrower is obliged to ensure that there are sufficient funds on the account specified in Section 29.3 (Paying Agent) on the respective due date in order to offset the amounts due resulting from the loan agreement. The agent is entitled to debit the amounts due from the accounts. The Borrower hereby grants the Agent the necessary direct debit authorizations.

29.5 Order of Redemption

If one payment is not sufficient, all claims due at the time of payment To meet financial parties, their claims will be repaid in the following order, unless otherwise provided in this Credit Agreement:

(a)
reimbursement of costs and expenses,
(b)
fees and commissions,
(c)
Interest charges,
(d)
repayment of outstanding loans under credit line A in reverse order of maturities,
(e)
Working capital loans in the following order:

(i)

(ii) Initially to repay outstanding loans under the working capital line of credit then to cancel Loan Commitments still available for the Working capital line of credit and

(iii) finally, to repay the Outstanding Sub-Line Amounts and drawdowns under the Umbrella Facility and then to cancel any Available Sub-Line Commitments. If several claims have the same priority, offsetting takes place in the ratio of the amounts claimed by the financial parties to one another, unless otherwise stipulated in this loan agreement.

29.6 Change in Billing

The financial parties are entitled to change the aforementioned clearing order at any time.

30. OFFSET

The obligated parties are oanrley entitled to assert offsetting and retention rights against the payment claims of the financial parties on the basis of this credit agreement if and to the extent that the counterclaims between them and the financial parties are undisputed or have been legally established.

31. NOTICES AND REPRESENTATION

31.1 Notices

(a) All notices in connection with this Credit Agreement shall be in writing on the Obligor's side to or through the Company and on the Financial Party's side to or through the Agent. They must either be handed over personally or sent by letter, fax or pdf file to the following addresses or to the different addresses notified in writing by the parties at a later date:

For the financial parties:

Deutsche Bank Luxembourg SA

e.g. Attn: Alexey Alert / Joerg Frahs

Email: Alexey.alert@db.com / joerg.frahs@db.com

Fax no.: +352 421 22 95 9480 /+352 421 22 95 5780

For the obligated:

ADVA Optical Networking SE

e.g. Hd. Christian Rieder / Steven Williams

Email: crieder@advaoptical.com / swilliams@advaoptical.com

Fax: +49 89 890665 22931

(b)

(c) Unless expressly agreed otherwise in this Loan Agreement, each party's correspondence with the Financial Parties, potential future lenders, an Obligor and/or any external advisors to the Financial Parties may also be conducted via email or a data room such as Debtdomain; however, this does not apply to legally binding declarations of intent (such as termination, requests for payment, requests for extension or determination of interest periods), unless these are attached to the e-mail as a duly signed pdf file. The parties expressly agree that this e-mail traffic may also be unencrypted. The financial parties are not liable for any consequences arising from the use of unencrypted e-mails, including the unintentional disclosure of confidential information. However, this does not apply if a financial party sends an unencrypted e-mail with content that the borrower has prohibited in writing from being passed on by unencrypted e-mail or if the knowledge of an unauthorized person is due to the fact that the respective financial party in sending the e-mail has intentionally or grossly negligently violated his duty of care.

31.2 Representation of Obligors

The obligated parties hereby commission the company to safeguard their interests in connection with the financing documents and hereby authorize it to make and receive all declarations required for this, to exercise rights and to take actions. For this purpose, the obligated release the company from the restrictions of § 181 BGB. The company is entitled to grant sub-authorizations to the same extent.

32. MODIFICATIONS AND WAIVERS

32.1 Voting

(a) Lenders shall pass their resolutions by the votes of a majority of Lenders, unless unanimity or another majority is required by Clause 32.2 (Changes and Waivers) or Clause 32.3 (Replacement of Reference Interest Rate) or any other provision of a Finance Document. Where a Lender has sub-interested a third party (a "Sub-Participant") in one of its Underwriters' Interests and has notified the Agent in writing that it is sub-interested and the amount of such sub-interest therein, such Lender may exercise its voting rights in respect of its Underwriter's Interest in which the sub-participation exists, other than to exercise its voting rights with respect to the remaining underwriter interest.

(b)
If a Lender does not notify the Agent within ten (10) business days whether it consents to a waiver or modification of this Loan Agreement, its Underwriter Interest shall not be taken into account for the purposes of calculating whether the required majorities have been reached. This also applies in the case of a unanimity requirement.
(c)
As long as a Lender is a Defaulting Lender, the Defaulting Lender's Commitments are reduced by its Syndicated Share of its Available Commitments when weighting votes.

32.2 Amendments and Waivers

(a) The Agent may (after the prior consent of the parties referred to in this Section 32.2 required majority of Lenders) with the Borrower and other Obligors party to this Credit Agreement, agree on behalf of the Financial Parties amendments and supplements to this Credit Agreement and waive the exercise of any rights or compliance with any obligations under this Credit Agreement.

(b) The issuance of a waiver of termination upon cause for termination requires a written request by the borrower, (subject to paragraph (c)) a resolution passed by a majority of the lenders, and the written waiver of the agent.

(c) Subject to paragraph (e) and Clause 32.3 (Replacement of Reference Rate) , waivers and contract modifications with respect to the Lenders require the prior approval of all Lenders

(i) the definition of "Majority of Lenders" and any other change in the Majorities required for Resolution, including this Section 32.2 ,

(ii) a change of currency in which a payment is made under one financing document is to be provided,

(iii) a waiver or deferral of interest and principal payments (except for special principal payments) and any change in a repayment date pursuant to Section

7.2 (Repayment),

(iv) a reduction in Margin, to the extent not already provided for in this Credit Agreement, the amount of Fees or any other amount payable to a Lender,

(v) the increase of a credit line (other than an increase in accordance with Section 2.2 (Increase Option)), the granting of an additional credit line or an extension of the availability period,

(vi) an opt-out or accession of a Guarantor, except in accordance with Clause 23.18 (Guarantee Coverage, Accession of Guarantors) or Clause 26.3 (withdrawal of guarantors),

(vii) an amendment to Section 2.4 (Rights and Obligations of Financial Parties), Section8.2 (Illegalness), Section 8.3 (Change of Control), Section 8.7 (Repayment offsetting), Section 23.3 (Anti-Corruption, Sanctions and Money Laundering Provisions), Section 25 (Transfer of Syndicate Shares),

Section 33 (Disclosure of information) or Section 35.2 (Applicable law and place of jurisdiction),

(viii) a change in the order or repayment in accordance with Clause 29.5 (order of repayment)

(ix) an amendment or waiver of any provision requiring the approval of all lenders,

(iv) a change in clause 19 (guarantees) or pursuant to clause 23.18 (guarantee coverage, entering into guarantors) warranties; or

(v) a release of the guarantees granted pursuant to Section 23.18 (Guarantee Coverage, Submission of Guarantors) or as a disbursement condition pursuant to Part 1 Clause 2(b) of Schedule 2 (Disbursement Conditions) .

(d) Any modification or waiver relating to the rights of the Arrangers, the Agent, a sub-credit bank or a reference bank requires the consent of such party.

(e) In principle, each sub-credit bank makes its own decisions about the details of the processing of a sub-credit line, the assertion of related reclaims or its continuation, but always in accordance with the provisions of this credit agreement.

32.3 Replacement of Reference Interest Rate

(a) Subject to the provisions of paragraph (d) of Clause 32.2 (Modifications and Waivers) , if a Substitution Event has occurred, the Agent (acting at the direction of a majority of the Lenders) and the Company may agree to a modification of the Loan Agreement or a waiver of any requirements of the Loan Agreement be made regarding the following content of the regulation:

(i) Using a substitute interbank rate instead of the screen rate and

(ii)

(A) adapting any provisions of a Finance Document to the use of this replacement interbank rate,

(B) Adjustment of the financing documents to the extent that the Substitute interbank rate for interest calculations under the credit agreement can be used.

(C) Introduction of market practices relevant to the replacement interbank rate apply

(D) Regulation of alternative calculation methods (and market disruption rules) for the backup interbank rate, or

(E) Price adjustments to accommodate, where reasonably practicable, the transfer of economic value from one party to another party to settle as a result of the application of the replacement interbank rate (whereby, if an adjustment or a calculation method for an adjustment has been formally determined, designated or recommended by the Competent Body, the adjustment based on that provision, designation or recommendation. In this clause 32.3 says:

"Relevant Body" means any central bank, regulatory or supervisory authority, or an association thereof, or any working group or committee assisted or moderated by, or constituted at the request of, any such central bank or authority or the Financial Stability Board.

"Replacement Interbank Rate" means an interbank rate that

(i)
formally through

(A)
the body managing the respective screen rate (provided that the respective screen rate is based on the same market and economic conditions as the screen rate to be replaced); or
(B)
the responsible body, is intended, named or recommended as a substitute for Screen Rate; where a replacement has been formally determined, nominated or recommended by two of the said bodies, then the interbank rate determined under subparagraph (ii) shall prevail,
(ii)
in the opinion of the Company and the majority of lenders in the international or a relevant domestic market for syndicated Credit is generally accepted as a reasonable substitute for the applicable Screen Rate, or

(iii) is, in the opinion of the Company and the majority of Lenders, a reasonable substitute for the applicable Screen Rate.

"Replacement Event" means, in relation to Screen Rate, one of the following events:

(i)
the calculation method, formula or any other way of calculating the Screen Rate has, in the opinion of the company and the majority of the Lenders changed significantly

(ii)

(A)

(i) the administrator of the screen rate or its parent Body publicly announces that the Administrator is insolvent or

(ii) it will be through a court, a stock exchange, a supervisory authority or similar official, regulatory or judicial body publishes information that reasonably confirms that the administrator of Screen installment is insolvent and at this time there is no successor to the administrator who continues to publish the screen rate,

(B) the Administrator of the Screen Rate publicly announces that it has ceased or will cease to publish the Screen Rate permanently or indefinitely and at that time there is no successor to the Administrator who will continue to publish the Screen Rate,

(C) the governing body of Screen Rate publicly announces that Screen Rate will cease to be published permanently or indefinitely, or

(D) the administrator of the screen rate or its superior publicly announces that the screen rate may no longer be used as a reference rate, or

(iii) the administrator of the screen rate determines that the screen rate is in accordance with the arrangements that have been made in the event that not by all Reference banks ask rates are announced, or other contingency agreement is established and either:

(A)
the circumstances or events giving rise to such determination, (in the opinion of the Company and the majority of the Lenders) are not just temporary, or
(B)
the screen rate will be based on such for a period of time Schemes calculated not over a period of one month goes out, or

(iv) in the opinion of the Company and the majority of the Lenders, the Screen Rate is no longer an appropriate basis for calculating interest under the Loan Agreement.

32.4 Replacement of Lenders

(a) If (i) a Lender becomes a Defaulting Lender, (ii) the Borrower is required to repay an amount early pursuant to Clause 8.2 ( Illegalness), (iii) a Market Disruption Event is reported pursuant to Clause 12.1 (Market Disruption Event) , or (iv) the Borrower is required to pay to a Lender an amount in excess of the amount generally payable to Lenders in accordance with Section 14.2 (Tax Net Clause), Section 14.3 (Tax Exemption) or Section 15 (Cost Increase) , the Company may replace such lender ("Retiring Lender") by requiring it to comply with its rights and obligations under the Finance Documents Section 25.1 (Transfer of Underwriters' Interests) to another lender or bank or financial institution nominated by the Company (a "Replacement Lender") . The Retiring Lender is obliged to comply with the Company's request. The Replacement Lender must have been accepted by the Agent and declared its willingness to assume the rights and obligations of the Departing Lender and pay a cash purchase price on the date of acquisition equal to the face value of the assumed outstanding loans equal to accrued interest, commissions, fees and all other amounts payable to the Retiring Lender pursuant to the Financing Documents.

(b) The Company may only make the request under paragraph (a) subject to the following conditions:

(i)
the company may not replace the agent,
(ii)
neither the Agent nor the Outgoing Lender has any obligation to Find replacement lenders, and
(iii)
the Defaulting Lender is not obligated to pay any fee to the Replacement Lender unless it is a Defaulting Lender.

32.5 No Waiver

A (even temporary or partial) non-exercise of a right to which the lenders are entitled, in particular a right of termination, does not constitute a waiver and does not lead to forfeiture.

33. DISCLOSURE OF INFORMATION

(a) Each Lender is entitled (and to this extent is also released from banking secrecy by the Borrower) to use the information provided to it by the Borrower about the Group and details of the content and obligations of the parties under or in connection with the Financing Documents (e.g. loan amount, Maturity date, name and address of the Borrower) to any Affiliated Company and any third party (and Affiliated Company)

(i) to which the relevant Lender transfers or assigns its rights and/or obligations under the Financing Documents or is considering doing so, to the extent that such a transfer or assignment is permitted under Section 25.1 (Transfer of Underwriters’ Interests) , or with which the relevant Lender enters into a sub- participation agreement or this checked (as well as to those persons who are to be involved in the processing),

(ii) who intends to provide an umbrella line as a lender,

(iii) in whose favor the respective lender assigns or pledges his rights from the financing documents pursuant to clause 25.2 (security interests in consortium shares) or creates another security interest in them,

(iv)
who is involved in the initiation (e.g. for the KYC check), the approval, the processing and monitoring of the loan as part of the credit management or in connection with the above paragraphs (i) to (iii) for the purpose of providing administrative or processing services was ordered in connection with one or more of the financing documents (including those relating to the trading of shares), to the extent that disclosure is necessary for this service provider to be able to provide the relevant service or
(v)
to the Information (i) pursuant to an order of any court or governmental agency, banking, tax or other regulatory authority or similar body, the rules of any relevant stock exchange or any other applicable law or regulation, or (ii) in connection with in or for the purposes of any judicial, arbitration, administrative or other proceeding; or dispute and related investigations must be reported, in the case of paragraphs (a)(i) and (a)(iv), however, only if the recipient of the disclosed information enters into a non-disclosure agreement with the relevant lender in respect of the information, unless such an obligation already exists as a result of statutory or professional/professional regulations .

(b) In addition, each Lender is entitled to disclose information about the Group to its advisers or, with the Company's consent, to any other third party.

34. CONFIDENTIALITY OF REFINANCING COSTS AND LETTER RATES

34.1 Confidentiality

(a) The agent and the obligors handle the creditors' and Refinancing costs mentioned by reference banks and the asking rates mentioned for determining the reference interest rate (the "Ask Rates") are confidential, unless otherwise regulated under paragraphs (b) or (c).

(b) The agent can

(i) to the extent required by the borrower within the scope of Section 12.2 (Alternative Calculation Method) , disclose the refinancing costs of each lender and

(ii) disclose refinancing costs and asking rates quoted to him to any third party who performs administrative tasks for him in relation to a financing document, to the extent necessary for that purpose and if the third party has pre-signed a confidentiality agreement with the agent to the satisfaction of the Lender or Reference Bank concerned.

(c)
The agent may be quoted refinancing costs or asking rates and each Obliged party may disclose refinancing costs that have been made known to it
(i)
to affiliated companies and their consultants and auditors if they are informed in advance in writing that the information is confidential and possibly price- sensitive, unless the respective recipient is already legally or otherwise professionally bound to secrecy,
(ii)
insofar as he is obliged to pass on the information due to the applicable statutory provisions or as part of official, court or arbitration proceedings or any other procedure, if he is informed in writing in advance, as far as practicable, that the information is confidential and possibly price-sensitive information acts and
(iii)
with the consent of the relevant lender or reference bank.

34.2 No Reason for Termination

A breach of the obligations provided for in section 34.1 (confidentiality) by an obligated party does not in itself lead to the existence of a reason for termination.

35. GENERAL PROVISIONS

35.1 Partial Invalidity

Should individual provisions of this credit agreement be or become void, ineffective or unenforceable in whole or in part, or should there be a gap in this credit agreement, this shall not affect the validity of the remaining provisions. In place of the void, ineffective or unenforceable provision or to fill the gap, an appropriate, effective and enforceable provision shall apply which, as far as legally possible, comes as close as possible to what the parties wanted or would have wanted based on the spirit and purpose of this loan agreement, if they had considered the point. The same applies to the ineffectiveness of a time determination or the determination of another dimension.

35.2 Governing Law and Jurisdiction

(a) (b) This credit agreement is subject to the laws of the Federal Republic of Germany.

The exclusive place of jurisdiction for all disputes arising from or in connection with this credit agreement is Frankfurt am Main. This paragraph protects financial parties only. Accordingly, no financial party shall be precluded from pursuing any proceedings relating to this Credit Agreement in any other court of competent jurisdiction. To the extent permitted by law, financial parties may pursue parallel proceedings in any number of jurisdictions.

35.3 Written Form Requirement

Changes to this credit agreement can only be made jointly by all parties and in writing. The written form requirement also applies to an amendment to this Section 35.3.

36. ENTRY INTO FORCE

(a) This credit agreement comes into force upon its signature by all contracting parties.

(b) The contracting parties can bring about the conclusion of the contract by exchanging signed signature pages, which are transmitted by telecommunications (e.g. by fax or electronic copy).

(c) Should the contracting parties decide to enter into this form of contract, they will send the signed signature pages of this credit agreement to Latham & Watkins LLP, Reuterweg 20, 60323 Frankfurt, for the attention of Kim Woggon (kim.woggon@lw.com) (the "Recipient") . This credit agreement is concluded as soon as the signature pages from all contracting parties are sent to the recipient (by fax, electronic copy or in any other telecommunication way) received at the time the last outstanding signature page was received by the recipient.

(d) For these purposes, the contracting parties appoint the recipient as their receiving agent and expressly authorize him to receive the signed signature pages of all contracting parties. In addition, no obligations should arise for the recipient from his function as recipient. In particular, the recipient may of the agreement of the original signature pages with the tele communicatively transmitted copies, authenticity of all signatures on the original signature pages and the signing authority of the signatory.

Annex 1

INITIAL LENDERS

Credit line A (EUR 65,000,000)

Lender Loan Commitment in EUR

Bayerische Landesbank 13.538.461,54

Deutsche Bank Luxembourg S.A. 13.538.461,54

Norddeutsche Landesbank - Girozentrale - 11.000.000,00

IKB Deutsche Industriebank AG 10.000.000,00

Commerzbank Aktiengesellschaft 8.461.538,46

DZ BANK AG Deutsche Zentral-Genossenschaftsbank,

Frankfurt am Main 8.461.538,46

Working capital line of credit (EUR 10.000.000)

Lender Loan Commitment in EUR

Bayerische Landesbank 2.461.538,46

Deutsche Bank Luxembourg S.A. 2.461.538,46

Norddeutsche Landesbank - Girozentrale - 2.000.000,00

Commerzbank Aktiengesellschaft 1.538.461,54

DZ BANK AG Deutsche Zentral-Genossenschaftsbank,

Frankfurt am Main 1.538.461,54

ANNEX 2

PAYMENT REQUIREMENTS

Part 1

Withdrawal Requirements for First Claim

1. Bank documents. Submission of the following current documents in relation to the Borrower or comparable documents customary under foreign law in relation to the Initial Guarantors:

(a) Electronic copy of an excerpt from the commercial register (not older than 20 days before signing this credit agreement),

(b) list of board members,

(c) any rules of procedure of the Management Board and the Supervisory Board,

(d) Statute,

(e) Supervisory board resolution and management board resolution, with which the supervisory board and the Board of Directors gives its consent to the completion of the financing documents and the fulfillment of all related obligations, and

(f) Confirmation from a number of natural persons who are authorized to represent the company and who are entered in the commercial register that all of the aforementioned corporate law documents they have submitted are up-to-date, correct and complete

(i) Signature samples and copies of current identity cards or

Passports of the authorized signatories and the other persons named under paragraph (ii), and

(ii)
appropriate proof of the authorization to represent other persons who should be authorized to make declarations to the agent or the lenders, including the submission of powers of attorney or excerpts from the commercial register.

2. Funding Documents. Submission of duly signed copies of the following documents:

(a) this credit agreement,

(b) the guarantee contract, and

(c) the fee agreements.

3. Legal Opinions

(a) Legal opinions of the legal advisors of the lenders on the effectiveness and Enforceability of the financing documents (enforceability opinion) and

(b) Legal opinion of the borrower's legal advisor on the effective conclusion of the financing documents by the obligated party (Capacity Opinion).

4. Bilateral Loans / Lines of Credit. Evidence of termination and repayment of the financial liabilities to be redeemed with the credit funds made available under this loan agreement.

5. Degrees. Copies of the audited consolidated financial statements and the audited separate financial statements of the Company and (if required by law in audited form) the separate financial statements of the Initial Guarantors for each of the financial year 2017 and the consolidated quarterly reports of the Company for the first and second quarters of 2018.

6. group structure. Submission of an up-to-date group organizational chart.

7. Budget. Budget submission.

8. Fees and Costs. Evidence satisfactory to Agents of payment, or payment immediately following the first drawdown of any Loan, on the date of first disbursement of then-due fees and reimbursements owed by Obligors in connection with the Finance Documents.

9. Know your customer. Confirmation of the successful completion of the KYC check of each financial party.

Part 2

Conditions for the accession of guarantors

1. Accession Agreement. Submission of the accession agreement to the credit agreement or the guarantee agreement.

2. Bank documents. Submission of the following documents of the acceding company (or comparable documents customary under foreign law) that are current on the date of signing of the respective accession contract:

(a) (i) Excerpt from the commercial register, not older than 20 days, together with a written confirmation from the managing directors in the number authorized to represent that no measures have been or will be taken or decided in relation to these extracts from the commercial register by the date of accession, (ii) list of shareholders, if existing, (iii) Rules of Procedure, if any, and (iv) Articles of Association, if any,

(b) Shareholders' resolution by which the shareholders' meeting gives its consent to the accession to the financing documents and the fulfillment of all related obligations and

(c) Confirmation from a number of natural persons authorized to represent the company (entered in the commercial register) that all of the aforementioned corporate law documents they have submitted are up-to-date, correct and complete

(i) Sample signatures and copies of identity cards or passports

Authorized Signatories and

(iii)
suitable proof of the authorization to represent other persons who should be authorized to make declarations to the agent or the lenders, including the submission of powers of attorney and excerpts from the commercial register.

3. Status. If available or required by law, submission of annual financial statements (audited and unqualified and signed) by a number of managing directors, officers or directors of the company authorized to represent.

4. Legal Opinions

(a) Satisfactory legal opinion of the lenders' legal advisers on the Effectiveness and enforceability of the Accession Agreement (Enforceability Opinion) and

(b) Satisfactory legal opinion of the borrower's legal advisors, including the effective representation of the joining company in the conclusion of the joining agreement and other financing documents (Capacity Opinion).

5. Know your customer. Submission of other documents requested by the lenders and other evidence that the lenders need for their incumbent know-your-customer checks and other checks (e.g. under the Money Laundering Act) that the lenders are obliged to carry out due to legal and other regulatory obligations.

6. Appointment of an authorized recipient. If a foreign company joins, proof that the company has accepted your appointment as authorized recipient.

ANNEX 3

EXISTING AND SETTLEMENT OF FINANCIAL LIABILITIES

Part 1: Existing Financial Liabilities

Existing financial liabilities:

LOAN

ORIGINAL VOLUME IN EUR VALUE IN EUR (AS OF 09/16/2018)

IKB REDEMPTION LOAN IKB REDEMPTION LOAN

15,000,000

25,000,000

9,375,000

15,625,000

IKB REDEMPTION LOAN

10,000,000

6,250,000

Existing guarantees (as of September 19, 2018)

Part 2: Financial liabilities to be redeemed

LOAN

ORIGINAL VOLUME IN EUR VALUE IN EUR (AS OF 09/16/2018)

GERMAN BANK BRIDGE LOAN 21,500,000 21,500,000

NORDLB BRIDGE LOAN 21,500,000 21,500,000

BAYERNLB BRIDGE LOAN 12,000,000 12,000,000

BAYERNLB REDEMPTION LOAN 10,000,000 10,000,000

ANNEX 4

ANNEX 5

ANNEX 6

ANNEX 7

ANNEX 8

INCREASE COMMITMENT

To: Deutsche Bank Luxembourg SA

– as an agent –

By: ADVA Optical Networking SE

[Date]

Syndicated Credit Agreement ADVA Optical Networking SE

here: increase commitment

Ladies and Gentlemen

we refer to the credit agreement between, among others, ADVA Optical Networking SE and [●] and Deutsche

Bank Luxembourg SA as agent dated [●] 2018, as amended (the "Credit Agreement").

1. Terms used in this Enhancement Notice have the meanings ascribed to them in the Credit Agreement unless otherwise specified in this Enhancement Notice.

2. We have agreed with the following credit institutions that they will increase at the

Participate in loan commitments under the working capital facility as follows:

Name of the credit institution Existing creditor (yes/no)

Increased loan approval under the

[working capital line of credit] (EUR)

In total:

3. The above credit commitments will become effective as of the following date (December

"Increase Effective Date") effective:

[...]

4. We hereby confirm, on our own behalf and on behalf of the other guarantors, in favor of all financial parties, that the financial parties in favor of the credit agreement pursuant to Clause 19 (Guarantees) as well as the guarantees granted by [•] in the separate guarantee agreement (i) remain fully effective notwithstanding the increase in the loan commitment with regard to the working capital credit line, and (ii) also extend to the resulting payment obligations.

........................................

[authorized signatory]

........................................

[authorized signatory]

For ADVA Optical Networking SE

[For lenders who are already party to the loan agreement:]

1. We confirm that we are willing to increase/participate in our lending commitments to the working capital facility as described above.

2. Section 35.2 (Governing Law and Venue) of the Credit Agreement applies mutatis mutandis to this letter.

.....................................

[authorized signatory]

........................................

[authorized signatory]

For [●] as lender

OR

[For Lenders who are not yet a party to the Loan Agreement and are now joining:]

1. Accession. The Joining Lender joins the Agreement as a Lender on the Increase Date and thereby acquires all of the rights and obligations of a Lender with respect to the loan commitment it has made under the Working Capital Line of Credit.

2. Messages. All communications from the Agent to the Acceding Lender will be made to the address below until the Acceding Lender notifies the Agent in writing of an alternate address:

3. Clause 35.2 (Governing Law and Venue) of the Credit Agreement applies mutatis mutandis to this letter.

.....................................

[authorized signatory]

........................................

[authorized signatory]

For [●] as an acceding lender

Noted as an increase commitment within the meaning of Section 2.2 (increase option):

For the agent:

[authorized signatory]

ANNEX 9

SAMPLE MAXIMUM AMOUNT GUARANTEE

[Letterhead of [•] AKTIENGESELLSCHAFT]

To: [Name of Ancillary Lender] under the Ancillary Facility ( as defined in the

Credit Agreement (as defined below) as beneficiary (the Beneficiary 1)

From: ADVA Optical Networking SE as guarantor (the Guarantor)

Date: [•]

Dear Sirs,

ADVA Optical Networking SE – EUR [•] facility agreement dated [•]

(A) Reference is made to a EUR [•] credit facilities agreement dated [•] September 2018 and made between, amongst others, the guarantor as borrower and guarantor (together with any other guarantor, the obligors), Bayerische Landesbank and Deutsche Bank AG, German branch as joint coordinators (the Coordinators) and Deutsche Bank AG, German branch, Bayerische Landesbank and [•] as mandated lead arrangers (the Mandated Lead Arrangers), Deutsche Bank Luxembourg SA as agent (the Agent) and certain other finance parties named therein (the Credit Agreement).

(B)This is a maximum amount guarantee agreement pursuant to schedule 9 of the Credit Agreement (the Maximum Amount Guarantee).

(C) The Beneficiary 1 is an Ancillary Lender (sub-credit bank) under the Credit Agreement. The branches and/or Affiliates of the Beneficiary 1 specified in Schedule 1 hereto (each of them as well as any person specified in accordance with Clause 2 below a Local Lender and together the Local Lenders) and the Guarantor's Subsidiaries specified in Schedule 1 hereto ( each of them as well as any person specified in accordance with Clause 2 below a Local Borrower and together the Local Borrowers) have (to the extent specified in Schedule 1 at the date of this Agreement) a current business relationship. The Local Lenders and the Local Borrowers intend to enter into certain agreements pursuant to which the local lenders will make available to the Local Borrowers certain credit facilities as specified in Schedule 1 hereto (each of them an Agreement and together, the Agreements). Schedule 1 may be amended from time to time and in accordance with the procedure set out in Clause 2 below.

1.

1.1

DEFINITIONS AND INTERPRETATIONS

In this Maximum Amount Guarantee:

Affiliate has the meaning given to the term Affiliates in the Credit Agreement Agreements has the meaning given to it in recital (C) above. Ancillary Facility means any ancillary facility made available by a lender in accordance with Clause 6 of the Credit Agreement. Ancillary Lender means each Lender (or

Affiliate of a Lender ) which makes available an Ancillary Facility in accordance with Clause 6 of the Credit Agreement.

Beneficiary means the Beneficiary 1 and/or any Local Lender.

Credit Agreement has the meaning given to it in recital (A) above.

Local Borrower has the meaning given to it in recital (C) above.

Local Lender has the meaning given to it in recital (C) above.

Maximum Amount Guarantee has the meaning given to it in recital (B) above.

1.2 Any reference in this Maximum Amount Guarantee to a defined document is a reference to that defined document as amended, varied, novated or supplemented from time to time.

1.3 Any reference to a person includes its respective successor(s) in law (including any universal successor of that person by way of merger (merger), any other reorganization contemplated in the German Transformation Act (Umwandlungsgesetz) or otherwise) and any assign(s) and transferee(s) of that person and, to the extent legally possible, any legal provision to the contrary is waived.

1.4 The headings in this Maximum Amount Guarantee are for convenience only and are to be ignored in constructing this Maximum Amount Guarantee.

1.5 Where the context so admits, the singular includes the plural and vice versa.

1.6

2. This Maximum Amount Guarantee is made in the English language. For the avoidance of doubt, the English language version of this Maximum Amount Guarantee shall prevail over any translation of this Maximum Amount Guarantee. However, where a German translation of a word or phrase appears in the text of this Maximum Amount Guarantee, the German translation of such word or phrase shall prevail.

Amendments to Schedule 1

The Guarantor and the Beneficiary 1 May, after the date of this Maximum Amount Guarantee, agree (in writing, by letter or telefax) on any amendments to Schedule 1 from time to time.

3. Maximum Amount Guarantee and Undertaking to Reimburse, contract for the benefit of third parties

3.1 The Guarantor hereby irrevocably and unconditionally guarantees by way of an independent guarantee (Garantie) to each of the Beneficiaries up to a maximum aggregate amount of:

EUR [•]

the payment of all principal, interest (including default interest, if any), costs, expenses or other amount which are due and payable by any Local Borrower under any Agreement (for the avoidance of doubt without limitation to the relevant amounts specified in Schedule 1 hereto) from time to time in the currency and at the place provided in that agreement or, at the option of either of the beneficiaries, in euros, at its stated or accelerated maturity irrespective of the factual or legal circumstances and motives by reason of which any local borrower may fail to pay such amount.

3.2 Any Beneficiary shall be entitled to demand direct payment hereunder from the Guarantor.

With regard to Beneficiaries which are Affiliates of the Beneficiary 1, this Maximum Amount Guarantee constitutes a contract for the benefit of third parties according to Section 328 of the German Civil Code. Irrespective of the above, the Beneficiary 1 may claim payment of the guaranteed amounts on behalf of any other Beneficiary for the purpose of forwarding the received amounts to the respective Beneficiary.

3.3 The Guarantor shall effect payment under this Maximum Amount Guarantee within five days after receipt of a written demand of the respective Beneficiary which shall be accompanied by a confirmation by the relevant Beneficiary that the amount claimed from the Guarantor equals the amount which any of the Local Borrowers has not paid when due. The Guarantor hereby waives its right under any jurisdiction applicable to it to payment in any other currency than Euro.

3.4 This Maximum Amount Guarantee and the undertaking to reimburse (promise to pay) under Clauses 3.1 and 3.2 above constitute the Guarantor's primary and independent obligation to make payment to the Beneficiaries in accordance with the terms hereof, under any and all circumstances, regardless of the validity, legality or enforceability of the obligations of any Local Borrower irrespective of all objections, exceptions or defenses from any Local Borrower under any Agreement or from any other person.

3.5

For the avoidance of doubt,

(a)
this Maximum Amount Guarantee does not constitute a guarantee upon first demand and nothing in this Maximum Amount Guarantee, in particular receipt of the written demand referred to in Clause 3.3 above, shall preclude any rights or defenses (Einden und Objections) the Guarantor may have (in its capacity as Guarantor only) with respect to any payment requested by any of the Beneficiary under this Maximum Amount Guarantee; other
(b)
an amendment to Schedule 1 pursuant to, and in accordance with, Clause 2 above shall not be construed as an increase of the maximum aggregate amount referred to in Clause 3.1 above.

4. Immediate recourse

The Beneficiaries (including in their capacity as Local Lenders) are not obliged first to claim payment from, to take any legal action against, or enforce any claims or security, if any, granted by any Local Borrower or any other person before making demand from the Guarantor hereunder.

5. Exclusion of defenses

The obligations of the Guarantor hereunder shall not be contingent upon the legal relationship between the Beneficiaries (or any of them) on the one hand and the Local Borrowers on the other hand and accordingly shall without limitation be independent of:

(a)
any amendment or any defect in any provision of any Agreement;
(b)
any absence or insufficiency of corporate resolutions relating to the indebtedness of any Local Borrower under any Agreement;
(c)
any inadequate representation of any local borrower;
(d)
any absence of any authorization or any factual or legal restriction or limitation existing or introduced in the country of the Local Borrower (including, but not limited to, force majeure or any event or action delaying or preventing any conversion or transfer of any amount to, or its receipt in, the agreed account);
(e)
any deferral or waiver of obligations or a consent or approval in favor of any local borrower;
(f)
any agreement made between the beneficiaries (or any of them) on the one side and the local borrowers on the other side concerning their respective obligations under ny agreement, including any extension of the term of payment and any rescheduling or restructuring of their indebtedness, whether or not the guarantor shall have given its consent thereto;

(G) the taking, existence, variation or release of any other collateral provided to the Beneficiaries (or any of them) for the obligations of the Guarantor or the Local Borrowers and the Beneficiaries' legal relationship with any provider of such other collateral;

(H) any right of any local borrower to rescind any agreement; other

(i) any right that a beneficiary may have to set-off the indebtedness against a counterclaim of the guarantor or any local borrower.

6. Currency Indemnity

Payments made by the Guarantor to a Beneficiary pursuant to a judgment or order of a court or tribunal in a currency other than the currency owed according to Clause 3.1 above shall only constitute a discharge of the Guarantor's obligation hereunder to the extent that the respective Beneficiary, immediately after receipt of such payment in such other currency, would be able to purchase with the amount of the other currency so received the owed currency on a recognized foreign exchange market. If the amount so received in the currency owed in accordance with Clause 3.1 should be less than the amount due, then as a separate and independent obligation, which gives rise to a separate cause of action, the guarantor is obliged to pay the difference.

7.

7.1

7.2 Obligations not Discharged and Deferral of Guarantor's Rights

So long as any sum remains payable under any Agreement or this Maximum Amount Guarantee, the Guarantor undertakes not to assert or enforce any claim it may have against any Local Borrower by reason of the performance of the Guarantor's obligations hereunder whether on contractual grounds or on any other legal basis, until all amounts payable to the Beneficiary 1 or the Local Lenders under the Agreements and this Maximum Amount Guarantee have been fully and irrevocably received or recovered; any amount received or recovered by the Guarantor from a Local Borrower shall be held in trust for and immediately paid to the Beneficiary 1 on behalf of himself and the Local Lenders. The obligations of the Guarantor hereunder shall remain in force notwithstanding any dissolution or change in the structure or legal form of the Local Borrower or the Guarantor.

8. expiration

The obligations of the Guarantor hereunder are effective as of the date hereof and shall expire on the date on which all amounts expressed to be payable by the Guarantor and the Local Borrowers under the Agreements and this Maximum Amount Guarantee (respectively) have finally and irrevocably been paid or repaid in full to the beneficiaries.

9. enforcement

The obligations of the Guarantor hereunder may be enforced against the Guarantor by each

Beneficiary in any proceedings including enforcement proceedings

10 clean statement

Should any of the Beneficiaries become liable to return monies received in payment of indebtedness payable by the Guarantor or any Local Borrower under the Agreements or any other document (including, for the avoidance of doubt, this Maximum Amount Guarantee) as

11.

a result of any bankruptcy, composition or similar proceedings affecting the Guarantor or a Local Borrower after expiry of this guarantee in accordance with Clause 8 (Expiry) above, the obligations of the Guarantor hereunder shall be reinstated and become effective again notwithstanding such expiration.

Additional security

This Maximum Amount Guarantee and the undertaking to pay is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any of the Beneficiaries.

12. Payments and set-off

12.1 All payments owed by the Guarantor shall be made in immediately available, freely convertible funds for value on the due date to such account with such bank as the relevant Beneficiary specifies and only irrevocable crediting of such payment in full onto the account specified by the relevant Beneficiary shall discharge the Guarantor's payment obligation.

12.2 The Beneficiaries may set-off any obligation due from the Guarantor under this Maximum Amount Guarantee or any other agreement against any satisfiable obligation (whether due or not) owed by any of the Beneficiaries to the Guarantor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the relevant Beneficiary may convert either obligation at a market rate of exchange in its usual course of business for the purpose of set-off.

13. taxes

All payments owed by the Guarantor under this Maximum Amount Guarantee:

(a) shall be paid without any deduction or withholding for or on account of tax (a “Tax Deduction”) unless a Tax Deduction is required by law. If a Tax Deduction is required by law to be made, the amount of the payment shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required . If in connection with payments under this Maximum Amount Guarantee any amounts on account of tax are imposed on the Beneficiary (other than by way of a Tax Deduction) in any jurisdiction (other than the jurisdiction where the relevant Beneficiary is tax resident or, if different , maintains a permanent establishment to which such payment is attributable), the Guarantor shall indemnify and hold harmless the relevant Beneficiary against any such tax; other

(b) are exclusive of any value added tax or similar charge (VAT). If VAT is chargeable, the Guarantor shall also and at the same time pay to the relevant Beneficiary an amount equal to the amount of the VAT.

14 contact details

14.1 The contact details for all communications in connection with this Maximum Amount

Guarantee:

(a) in respect of the Guarantor for this purpose are:

Address: Fax: Note:

[•] [•] [•]

and

(b) in respect of the Beneficiary 1 and each Beneficiary for this purpose are:

Address: Fax:

Note:

[•] [•]

[•]

14.2 Any party hereto may change its contact details by giving seven days prior written notice to the Beneficiary 1 (in the case of the Guarantor) or to the Guarantor (in the case of the Beneficiaries). Where a party to this Maximum Amount Guarantee nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

15.Communications

15.1 Unless otherwise required by statutory law or unless otherwise agreed in writing from time to time, any notice given under or in connection with this Maximum Amount Guarantee must be made in writing (including, for the avoidance of doubt, by way of facsimile) in the English or German language.

15.2 All other documents provided under or in connection with this Maximum Amount Guarantee must be:

(a) in English or German; or

(b) if not in English or German and unless the document is a statutory, corporate, constitutional or other official document if so required by the Beneficiary 1, accompanied by a certified English or German translation.

16 Miscellaneous

16.1 This Maximum Amount Guarantee may be executed (manually or by facsimile) in any number of counterparts. This shall have the same effect as if the signatures on the counterparts were on a single copy of this Maximum Amount Guarantee.

16.2 If any term of this Maximum Amount Guarantee is or becomes illegal, void , invalid or unenforceable in any respect under any jurisdiction, that will not affect:

(a)

(b) the legality, validity or enforceability in that jurisdiction of any other term of the maximum amount guarantee; or the legality, validity or enforceability in other jurisdictions of that or any other term of the Maximum Amount Guarantee, without any party having to argue and prove the parties intent to uphold the agreement made pursuant to this Maximum Amount Guarantee even without the illegal, void, invalid or unenforceable provision(s), which intent shall be indisputable ). The illegal, void, invalid or unenforceable provision shall be deemed to be replaced by such legal, valid and enforceable provision that in legal and economic terms comes closest to what the parties intended or would have intended in accordance with the purpose of this Maximum Amount Guarantee if they had considered the point at the time of conclusion of this Maximum Amount Guarantee. The same shall apply mutatis mutandis to any gap in this Maximum Amount Guarantee.

16.3 Changes to and amendments to this Guarantee (including this Clause 16) must be made in writing.

16.4 No failure to exercise, nor any delay in exercising, on the part of the Agent or the other Finance Parties (or any of them), any right or remedy under this Maximum Amount Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

16.5 The Guarantor may not assign and/or transfer any of its rights and/or obligations under this Maximum Amount Guarantee to another person without the prior written consent of the Beneficiaries.

17 Governing law

This Maximum Amount Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by and constructed in accordance with the laws of the Federal Republic of Germany.

18 Jurisdiction

18.1 The courts of Frankfurt am Main, Germany shall have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Maximum Amount Guarantee.

18.2 This Clause is for the benefit of the Beneficiaries only. To the extent allowed by law, the beneficiaries may take:

(a) proceedings in any other competent court; other

(b) concurrent proceedings in any number of jurisdictions.

18.3 References in this Clause to a dispute in connection with this Maximum Amount Guarantee include any dispute as to the existence, validity or termination of this Maximum Amount Guarantee.

Yours sincerely,

ADVA Optical Networking SE

Acknowledged and agreed:

[•] as Beneficiary 1

dates:

Schedule 1

to the Maximum Amount Guarantee from

ADVA Optical Networking SE

dated [•] in the amount of EUR [•]

Local Local Lender Local

Local Facility

Local Facility Total in EUR

Borrowers currency (if cash (if not guarantees (if not EUR) denominated in not denominated EUR, converted into EUR) in EUR, converted into EUR)

Total local facilities under maximum

Amount Guarantee from ADVA Optical

Networking SE

place and date

place and date

ANNEX 10

ANNEX 11

EXISTING CREDITS AND ASSUMPTIONS OF LIABILITY

Part 1 (Lending)

Company Borrower Value in EUR (8/22/2018)

Adva Optical Networking SE ADVA Optical Networking North America Inc. 48.011.843

Adva Optical Networking SE ADVA Optical Networking Israel Ltd. 4.553.946

Adva Optical Networking SE Oscilloquartz Finland Oy 350.000

ADVA Optical Networking North America Inc. Charlotte’s Web Ltd. 44.962.826

ADVA Optical Networking North America Inc. MRV Communications GmbH 1.971.971

ADVA Optical Networking North America Inc. Nbase Communications Ltd. 260.857

ADVA Optical Networking North America Inc. Nbase Fibronics Ltd. 979.402

ADVA Optical Networking North America Inc. ADVA Optical Networking Israel Ltd. 31.177.794

Part 2 (Assumption of Liability)

Company Warrantee Value in EUR ( per 8/19/2018)

Adva Optical Networking SE ADVA Optical Networking Ltd. 1.691.000

Adva Optical Networking SE ADVA Optical Networking (India) Private Limited 2.184.000

Adva Optical Networking SE ADVA Optical Networking Singapore Ptd. Ltd. 624.000

Adva Optical Networking SE Oscilloquartz 854.000

ANNEX 12

ANNEX 13

ANNEX 14

ANNEX 15

ANNEX 16

ANNEX 17

SIGNATURE

SIGNATURE

Kreditnehmer und Garant

ADVA Optical Networking SE

/s/ Ulrich Dopfer /s/ Thomas Zeiner

Name: Ulrich Dopher Name: Thomas Zeiner

CFO Director

Agent

Deutsche Bank Luxembourg S.A.

/s/ Marco Kaster /s/ A. Alert

Name: Marco Kaster Name: A. Alert

Banken

Bayerische Landeshank

(als Mandated Lead Arranger und Krditgeber)

/s/ Von Ducker /s/ Keck

Name: Von Ducker Name: Keck

Deutsche Bank AG Filiale Deutschlandgeschaft

(als Mandated Lead Arranger)

/s/ Florian Frank /s/ Oliver Bolus

Name: Florian Frank Name: Oliver Bolus

Director

Deutsche Bank Luxembourg S.A.

(als Kreditgeber)

/s/ S Jabbar /s/ C Koch

Name: S. Jabbar Name: C. Koch

Norddeutsche Landesbank – Girozentrale –

(als Mandated Lead Arranger und Kreditgeber)

/s/ Prinzhausen /s/ Pohler

Name: Prinzhausen Name: Pohler

[Signature page: revolving credit agreement with ADVA Optical Networking]

Deutsche Bank Luxembourg S.A.

(als Kreditgeber)

/s/ S Jabbar

Name:

S. Jabbar

/s/ C Koch

Name:

C. Koch

Norddeutsche Landesbank – Girozentrale -

(als Mandated Lead Arranger und Kreditgeber)

/s/ Prinzhausen

Name:

Prinzhausen

/s/ Pohler

Name:

Pohler

[Signature page: revolving credit agreement with ADVA Optical Networking]

Commersbank Aktlengesellschaft

(als Lead Arranger und Kreditgeber)

/s/ J Huber /s/ Michael Breitwieser

Name: J Huber Name: Michael Breitwieser

DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main

(als Lead Arranger und Kreditgeber)

/s/ V Sonnenberg /s/ Jens Doht

Name: V Sonnenbert Name: Jens Doht

IKB Deutsche Industriebank AG

(als Lead Arranger und Kreditgeber)

/s/ I. V. Roosen /s/ Luck

Name: Roosen Name: Luck

[Signature page: revolving credit agreement with ADVA Optical Networking]